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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OMNICELL, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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 OMNICELL, INC.
590 E. Middlefield Road
Mountain View, California 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 23, 2017

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Omnicell, Inc., a Delaware corporation ("Omnicell," the "Company," "our," "us," or "we"). The meeting will be held on Tuesday, May 23, 2017 at 2:30 p.m. local time at the Company's headquarters located at 590 E. Middlefield Road, Mountain View, California 94043, for the following purposes:

  1.
  To elect two (2) Class I directors to hold office until the 2020 Annual Meeting of Stockholders.

  2.
  To hold an advisory vote to approve named executive officer compensation.

  3.
  To hold an advisory vote on the frequency of solicitation of advisory votes to approve named executive officer compensation.

  4.
  To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017.

  5.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is March 27, 2017. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to be held on Tuesday, May 23, 2017 at 2:30 p.m. local time at the Company's headquarters located at 590 E. Middlefield Road, Mountain View, California 94043.

The proxy statement and annual report to stockholders are available at
http://ir.omnicell.com/annuals-proxies.cfm

By Order of the Board of Directors
/s/ DAN S. JOHNSTON
Dan S. Johnston Corporate Secretary

Mountain View, California
April 17, 2017

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

 Omnicell, Inc.
590 E. Middlefield Road
Mountain View, California 94043

PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
MAY 23, 2017

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

        The Company has sent you this proxy statement and the enclosed proxy card because the Board of Directors (the "Board") of Omnicell, Inc. is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders (the "Annual Meeting"). You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or over the Internet.

        The Company intends to mail this proxy statement and accompanying proxy card on or about April 17, 2017 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on March 27, 2017 will be entitled to vote at the Annual Meeting. On the record date, there were 37,119,044 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on March 27, 2017 your shares were registered directly in your name with Omnicell's transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on March 27, 2017 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

  Directions to the Annual Meeting

        The Annual Meeting will be held at the Company's headquarters located at 590 E. Middlefield Road, Mountain View, California 94043.

        If you need directions to the meeting, please visit https://goo.gl/maps/pbCcc.

What am I voting on?

        There are four (4) matters scheduled for a vote:

  •
  The election of two (2) Class I directors to hold office until the 2020 Annual Meeting of Stockholders;

  •
  An advisory vote to approve named executive officer compensation;

  •
  An advisory vote on the frequency of solicitation of advisory votes to approve named executive officer compensation; and

  •
  The ratification of the selection by the Audit Committee of the Board of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017.

What if another matter is properly brought before the meeting?

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

        You may either vote "For" all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting, except for Proposal 3, where you may vote for a frequency of "One Year," "Two Years," "Three Years" or abstain. The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy over the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

  •
  To vote over the telephone, dial toll-free 1-800-652-VOTE (1-800-652-8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Pacific Time, on May 22, 2017 to be counted.

  •
  To vote over the Internet, go to http://www.investorvote.com/OMCL and follow the steps outlined to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Pacific Time, on May 22, 2017 to be counted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Omnicell. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you owned as of March 27, 2017.

What happens if I do not vote?

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange ("NYSE") deems the particular proposal to be a "routine" matter. Brokers and nominees can use their discretion to vote "uninstructed" shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of the NYSE, "non-routine" matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), executive compensation (including any advisory shareholder votes on executive compensation and on the frequency of shareholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 2 or 3 without your instructions, but may vote your shares on Proposal 4 even in the absence of your instructions.

What if I return a proxy card or otherwise vote but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:

  •
  "For" the election of both two (2) Class I directors;

  •
  "For" an advisory resolution approving named executive officer compensation;

  •
  "One Year" on the frequency of solicitation of stockholder approval of named executive officer compensation; and

  •
  "For" the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017.

        If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

        If you receive more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

  Stockholder of Record: Shares Registered in Your Name

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a timely written notice that you are revoking your proxy to Omnicell's Corporate Secretary at 590 E. Middlefield Road, Mountain View, California 94043.

  •
  You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

        Your most current proxy card or telephone or internet proxy is the one that is counted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year's Annual Meeting?

        Our annual meeting of stockholders generally is held in May of each year. We will consider for inclusion in our proxy materials for the 2018 Annual Meeting of Stockholders, stockholder proposals that are received at our executive offices no later than December 19, 2017 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. However, if our 2018 Annual Meeting of Stockholders is not held between April 23, 2018 and June 22, 2018, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials. Proposals must be sent to our Corporate Secretary at Omnicell, Inc., 590 E. Middlefield Road, Mountain View, California 94043.

        Pursuant to Omnicell's bylaws, stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials must have given timely notice thereof in writing to our Corporate Secretary. To be timely for the 2018 Annual Meeting of Stockholders, you must notify our Corporate Secretary, in writing, not later than the close of business on February 23, 2018, nor earlier than the close of business on January 24, 2018. We also advise you to review Omnicell's bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event that we do not hold our 2018 Annual Meeting of Stockholders between April 23, 2018 and June 22, 2018. A stockholder's notice to our Corporate Secretary must set forth the information required by Omnicell's bylaws with respect to each matter the stockholder proposes to bring before the annual meeting.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes "For," "Withheld," and broker non-votes; with respect to the proposal regarding the frequency of stockholder advisory votes to approve named executive officer compensation, votes for the frequency of every "One Year," "Two Years," or "Three Years," abstentions and broker non-votes; and, with respect to other proposals, votes "For" and "Against," abstentions and broker non-votes. Abstentions on Proposal Nos. 2 and 4 will be counted towards the vote and will have the same effect as "Against" votes. Broker non-votes have no effect on the outcome of the vote for any proposal.

What are "broker non-votes"?

        As discussed above, when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be "non-routine," the broker or nominee cannot vote the shares. These unvoted shares are counted as "broker non-votes."

How many votes are needed to approve each proposal?

  •
  For the election of directors, the two (2) nominees receiving the most "For" votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes "For" will affect the outcome. Broker non-votes and "Withheld" votes will have no effect.

  •
  For the approval of the advisory vote to approve named executive officer compensation, Proposal No. 2 must receive a "For" vote from the majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting. If you abstain from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  For the approval of our recommendation of "One Year" on the advisory vote on the frequency of solicitation of stockholder approval of named executive officer compensation, the frequency of "One Year" must receive a plurality of votes from the holders of shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions and broker non-votes will have no effect.

  •
  For the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017, Proposal No. 4 must receive a "For" vote from the majority of shares present in person or represented by proxy and entitled to vote either in person or by proxy. If you abstain from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or represented by proxy. On the record date, there were 37,119,044 shares outstanding and entitled to vote. Thus, the holders of 18,559,523 shares must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file within four business days of the Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the Annual Meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional current report on Form 8-K to publish the final results.

What proxy materials are available on the internet?

        The proxy statement and annual report on Form 10-K are available at http://ir.omnicell.com/annuals-proxies.cfm.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Omnicell's Board presently has eight members and is divided into three classes, each with a three-year term, currently Class I, with a term expiring in 2017, Class II, with a term expiring in 2018 and Class III, with a term expiring in 2019.

        The two directors currently serving in Class I, the class whose term of office expires in 2017, have each been nominated for re-election at the Annual Meeting: Sara J. White and Joanne B. Bauer. Ms. White and Ms. Bauer were previously elected by our stockholders. If elected at the Annual Meeting, each of these nominees would serve until the 2020 Annual Meeting of Stockholders and until her successor is elected and has qualified, or, if sooner, until the director's death, resignation or removal. On October 6, 2016, Randy D. Lindholm resigned as a member of the Board, effective as of October 7, 2016. Mr. Lindholm had served as a Class I director on the Board.

        Although directors are elected by a plurality of votes, it is our policy that any nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall submit his or her offer of resignation for consideration by our Corporate Governance Committee, which will then consider all of the relevant facts and circumstances and recommend to our Board the action to be taken with respect to such offer of resignation. Our Board will then act on our Corporate Governance Committee's recommendation within ninety (90) days following certification of the stockholder vote. Promptly following our Board's decision, we will disclose that decision and an explanation of such decision in a filing with the Securities and Exchange Commission or a press release.

        Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is elected and qualified. It is the Company's policy to encourage directors and nominees for director to attend the Company's Annual Meeting of Stockholders. Four of the nine then-current directors attended our 2016 Annual Meeting of Stockholders.

        Our Corporate Governance Committee seeks to assemble a board of directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and management experience necessary to oversee and direct the Company's business. To that end, the Corporate Governance Committee has evaluated the Board's current members in the broader context of the Board's overall composition. The Corporate Governance Committee maintains a goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Corporate Governance Committee views as critical to effective functioning of the Board.

        The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee for director that led the Corporate Governance Committee to believe that such nominee should continue to serve on the Board. In addition, following the biographies of the nominees are the biographies of directors not currently up for re-election containing information as to why the Corporate Governance Committee believes that such director should continue serving on the Board.

Class I Nominees for Election for a Three-Year Term Expiring at the 2020 Annual Meeting

  Sara J. White

        Sara J. White, age 71, has served as a director of Omnicell since April 2003. Since April 2004, Ms. White has served as a pharmacy leadership coach. From 1992 to March 2004, Ms. White was a clinical professor at the School of Pharmacy at the University of California, San Francisco. From 1995 to March 2004, Ms. White was an adjunct professor at the University of the Pacific, School of Pharmacy. From 1992 to 2003, Ms. White was the Director of Pharmacy at Stanford Hospital and Clinics. Ms. White received a B.S. in pharmacy from Oregon State University and an M.S. and Residency in hospital pharmacy management from Ohio State University.

        The Corporate Governance Committee believes Ms. White's leadership and clinical pharmacy expertise proven as the director of pharmacy for more than a decade at one of the top acute-care hospitals in the United States provides valuable scientific and medical knowledge regarding the internal operations and clinical needs of our customers. Further, Ms. White's experience as a clinical professor for two nationally-respected university pharmacy programs offers an important understanding of the future direction of the industry that will help us anticipate the needs and demands of our customers' clinical pharmacy decision-makers.

  Joanne B. Bauer

        Joanne B. Bauer, age 61, has served as a director of Omnicell since January 2014. Since October 2013, Ms. Bauer has served as a Director of Aurora Health Care, an integrated, not-for-profit, health care provider serving communities throughout eastern Wisconsin and northern Illinois. From October 2001 until June 2014, Ms. Bauer served as President of Global Health Care at Kimberly-Clark Corporation, a global company focused on leading the world in essentials for a better life through product innovation and building its personal care, consumer tissue, professional and health care brands. Ms. Bauer joined Kimberly-Clark in 1981 and held various marketing and management positions within its adult care and health care businesses. Ms. Bauer received a B.A. degree from Lawrence University and an M.B.A. from the University of Wisconsin, Oshkosh.

        The Corporate Governance Committee believes Ms. Bauer's leadership and management in the healthcare industry, including serving as the president of the healthcare segment of a large multinational corporation and various management and marketing roles provide the Board with valuable insight regarding the healthcare industry.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" EACH NAMED NOMINEE.

Class II Directors Continuing in Office until the 2018 Annual Meeting

  Randall A. Lipps

        Randall A. Lipps, age 59, has served as Chairman of the Board and a director of Omnicell since founding Omnicell in September 1992 and as its President and Chief Executive Officer since October 2002. From 1989 to 1992, Mr. Lipps served as the Senior Vice President of ST. Holdings, Inc., a travel and marketing company. From 1987 to 1989, he served as Assistant Vice President of Sales and Operations for a subsidiary of AMR, the parent company of American Airlines, Inc. Mr. Lipps received both a B.S. in economics and a B.B.A. from Southern Methodist University. Mr. Lipps is also a director of Invuity, Inc., a medical device company.

        The Corporate Governance Committee believes Mr. Lipps' extensive knowledge of the Company, including his founding of the Company and his more than two decades of leading the Company as the President and Chief Executive Officer, provide the Board with invaluable current knowledge of the Company and extensive knowledge of the industry's needs for improvements in healthcare economics and patient safety. In addition, his role in the operations of the Company provides the Board with the practical understanding of the issues and opportunities that face the Company.

  Mark W. Parrish

        Mark W. Parrish, age 61, has served as a director of Omnicell since January 2013. Since 2008, Mr. Parrish has served as Chairman and Chief Executive Officer of TridentUSA Health Services, a provider of mobile X-ray and laboratory services to the long-term care industry. Earlier, commencing in 2001, he held management roles of increasing significance with Cardinal Health Inc. and its affiliates, including Chief Executive Officer of Healthcare Supply Chain Services for Cardinal Health from 2006 to 2007. Mr. Parrish also serves as a director of Mylan Inc., a global pharmaceutical company; President of the International Federation of Pharmaceutical Wholesalers, an association of pharmaceutical wholesalers and pharmaceutical supply chain service companies; and senior adviser to Frazier Healthcare Ventures, a health-care oriented growth equity firm. Mr. Parrish received a B.A. from the University of California, Berkeley.

        The Corporate Governance Committee believes Mr. Parrish's extensive leadership experience in the healthcare industry, including serving as the chairman and chief executive officer of a multi-service provider in the long-term care market and various other management roles provide the Board with valuable insight regarding the healthcare industry and, specifically, the long-term care market.

  Vance B. Moore

        Vance B. Moore, age 56, has served as a director of Omnicell since May 2012. Since February 2016, Mr. Moore has served as President, Business Integration of Mercy Health, a national healthcare system. From April 2011 to February 2016, Mr. Moore served as Senior Vice President, Operations of Mercy Health. From July 2006 to April 2011, Mr. Moore served as the President and Chief Executive Officer of Resource Optimization and Innovation (ROi), the supply chain operating division of Mercy Health. From August 1998 to March 2007, Mr. Moore served in various capacities at ROi, including Chief Operating Officer. From March 1999 to March 2002, Mr. Moore served as the Vice President, Sales and Marketing of the Healthcare Services Division of UPS Logistics Group, a global supply chain management services company. Mr. Moore received a B.S. in industrial management from the University of Arkansas.

        The Corporate Governance Committee believes Mr. Moore's extensive supply chain management expertise and his leadership abilities developed during his service in the chief executive role at a large, national healthcare system's supply chain organization allow him to bring important operations and management skills to the Board.

Class III Directors Continuing in Office until the 2019 Annual Meeting

  James T. Judson

        James T. Judson, age 62, has served as a director of Omnicell since April 2006. Since March 2006, Mr. Judson has served as a financial executive advisor to small and mid-sized companies. Mr. Judson served as interim Chief Financial Officer of Extreme Networks, Inc., a technology company from March 2011 to July 2012. From April 2005 to March 2006, Mr. Judson was Omnicell's Interim Chief Financial Officer. From February 2005 to April 2005, Mr. Judson was Omnicell's Vice President of Finance. From 1998 until his retirement in January 2002, Mr. Judson served as Vice President of Finance and Planning for the Worldwide Operations group of Sun Microsystems, Inc., a computer systems company. Mr. Judson received a B.S. in industrial management from Purdue University and an M.B.A. from Indiana University.

        The Corporate Governance Committee believes that Mr. Judson's financial and operational expertise in executive level financial positions at a rapidly growing, global, publicly-traded company provides the Board with valuable insights into the financial operations of the Company and financial matters generally. The Corporate Governance Committee believes that Mr. Judson's knowledge of the Company and its accounting practices as Omnicell's former Interim Chief Financial Officer is especially valuable as Chairman of the Audit Committee.

  Gary S. Petersmeyer

        Gary S. Petersmeyer, age 70, has served as a director of Omnicell since January 2007. From December 2004 to December 2010, Mr. Petersmeyer served as the Chairman and Chief Executive Officer of Aesthetic Sciences Corporation, a research-based medical device company focusing on elective surgery applications. From November 2001 to November 2004, Mr. Petersmeyer provided consulting and executive coaching services to senior executives in high growth and research-based organizations. From 2000 to 2001, Mr. Petersmeyer was President and a Director of Pherin Pharmaceuticals, Inc., a pharmaceutical development and discovery company. From 1995 to 2000, he was President, Chief Executive Officer and a Director of Collagen Corporation, a medical technology company focused on worldwide collagen research. Mr. Petersmeyer received a B.A. in political science from Stanford University, an M.A.T. in teaching from the Harvard Graduate School of Education and an M.B.A. from Harvard University. Mr. Petersmeyer is also a director of The Cooper Companies, Inc., a global medical device company.

        The Corporate Governance Committee believes Mr. Petersmeyer's leadership experience as the chief executive officer of several publicly-traded and privately-held global companies focused on the healthcare markets positions him to contribute effectively to the industry and operational understanding of the Board. Mr. Petersmeyer's experience in executive compensation matters, developed in his tenures as chief executive officer, is valuable as Chairman of the Compensation Committee.

  Bruce D. Smith

        Bruce D. Smith, age 69, has served as a director of Omnicell since May 2014. Since 1995, Mr. Smith has served as Senior Vice President and Chief Information Officer of Advocate Health and Hospitals Corporation, an integrated health care system. Mr. Smith received a Bachelor of Business degree from Western Illinois University and an M.B.A. from Loyola University Chicago.

        The Corporate Governance Committee believes Mr. Smith's experience as the chief information officer of a large health care system positions him to contribute effectively to the information technology understanding of the Board.

Current Executive Officers

        The information required by Item 7 of Schedule 14A is may be found under the heading "Executive Officers of the Registrant" in Part I, Item 1 of the Company's Annual Report on Form 10-K. Such information is incorporated herein by reference.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Leadership Structure

        The Board is currently chaired by the President and Chief Executive Officer of the Company, Mr. Lipps. The Board has also appointed Mr. Judson as lead independent director

        The Company believes that combining the positions of Chief Executive Officer and Board Chair helps to ensure that the Board and management act with a common purpose. In the Company's view, separating the positions of Chief Executive Officer and Board Chair has the potential to give rise to divided leadership, which could interfere with good decision making or weaken the Company's ability to develop and implement strategy. Instead, the Company believes that combining the positions of Chief Executive Officer and Board Chair provides a single, clear chain of command to execute the Company's strategic initiatives and business plans. In addition, the Company believes that a combined Chief Executive Officer/Board Chair is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes that it is advantageous to have a Board Chair with an extensive history with, and knowledge of, the Company (as is the case with the Company's Chief Executive Officer) as compared to a relatively less informed independent Board Chair.

        The Board appointed Mr. Judson as the lead independent director to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer/Board Chair. The lead independent director is empowered to, among other duties and responsibilities, provide general leadership of the affairs of the independent directors, including leadership in anticipating and responding to crisis, discuss and collaborate with the Board Chair to set appropriate meeting agendas and meeting schedules, recommend to the Board Chair the retention of outside advisors and consultants who report directly to the Board, preside over Board meetings in the absence of the Board Chair and during independent director closed session portions of the meetings, preside over and establish the agendas for meetings of the independent directors, consult with and coordinate with the committee chairs regarding meeting agendas and informational requirements, act as liaison between the Board Chair and the independent directors, provide advice and consultation to the Board Chair and other senior executives of the Company, monitor information delivered by the management team to the Board and provide input on such information, and, as appropriate upon request, act as a liaison to stockholders, customers and other key constituents of the Company. In addition, it is the responsibility of the lead independent director to coordinate the Board appointment of an Interim Chief Executive Officer and/or Board Chair during extended periods of the Board Chair's absence. As a result, the Company believes that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, the Company believes that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Board Chair, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors.

Independence of the Board of Directors

        As required under The NASDAQ Stock Market, LLC ("NASDAQ") listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the board of directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in the applicable listing standards of the NASDAQ, as in effect from time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of the Company's directors are independent directors within the meaning of the applicable NASDAQ listing standards, except for Mr. Lipps, the President and Chief Executive Officer of the Company. In making this determination, the Board found that none of the eight independent directors, nominees or appointees for director had a material or other disqualifying relationship with the Company. Mr. Lipps, the Company's President and Chief Executive Officer, is not an independent director by virtue of his employment with the Company.

        The Board noted that Mr. Moore, a member of the Board, served as the President and Chief Executive Officer of Resource Optimization & Innovation, LLC ("ROi"), the supply chain division of Mercy Health ("Mercy"), from July 2006 until April 2011, Senior Vice President, Operations, of Mercy from April 2011 until February 2016, and has served as President, Business Integration of Mercy since February 2016. Effective December 31, 2009, the Company entered into a group purchasing organization (GPO) agreement with ROi, whereby the Company agreed to provide products and services to ROi's members, including hospitals within Mercy. The Company recorded revenue from Mercy of approximately $7.7 million, $4.1 million and $1.8 million for the years ended December 31, 2014, 2015 and 2016, respectively. The Board determined that Mr. Moore did not derive any direct or indirect material benefit from the agreement with ROi and believes that the agreement is in Omnicell's best interest and on terms no less favorable than could be obtained from other third party group purchasing organizations.

        The Board also noted that Mr. Smith, a member of the Board, serves as Senior Vice President and Chief Information Officer of Advocate Health and Hospitals Corporation ("Advocate"). Effective December 2005, the Company entered into a master agreement with Advocate, whereby the Company agreed to provide products and services to Advocate. Effective September 2011, the Company entered into a corporate partnership agreement with Advocate, whereby the Company agreed to provide products and services to Advocate members at discounted pricing in consideration for Advocate members' commitment to utilize the Company as their sole source provider for automated pharmacy dispensing cabinets. The Company recorded revenue from Advocate of approximately $2.3 million, $2.1 million and $562 thousand for the years ended December 31, 2014, 2015 and 2016, respectively. The Board determined that Mr. Smith did not derive any direct or indirect material benefit from the agreements with Advocate and believes that the agreements are in Omnicell's best interest and on terms no less favorable than could be obtained from other third party health systems.

Role of the Board in Risk Oversight

        One of the Board's key functions is informed oversight of the Company's risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through the Board's standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements in addition to oversight of the performance of our audit function. Our Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

        Typically, the Corporate Governance Committee receives and discusses with management a quarterly report regarding risk management and the areas of risk the Company has addressed in such quarter. The Corporate Governance Committee reports to the entire Board on the risk management activities of the Company at least annually and the applicable Board committees meet at least annually with the employees responsible for risk management in such committees' respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Director and Executive Officer Stock Ownership Guidelines

        Effective August 5, 2015, we adopted Stock Ownership Guidelines for all Board members and executive officers (designated as such for purposes of Section 16 of the Securities Exchange Act of 1934, as amended). Pursuant to the guidelines, each Board member and executive officer (as a multiple of the designated compensation) should beneficially own not less than the following amount of our common stock:

Board Members	3 times annual cash retainer
Chief Executive Officer	3 times annual base salary
Other Section 16 Officers	1 times annual base salary

        Individuals who are subject to these guidelines at the time of their adoption have five years from the date of their respective appointments (or from the date of adoption of the guidelines, whichever is later) to attain the ownership levels. If an individual becomes subject to a greater ownership amount, due to a promotion or an increase in base salary, the individual is expected to meet such higher ownership amount within the later of the original period or three years from the effective date of the promotion or base salary change.

Meetings of the Board of Directors

        The Board met seven (7) times during 2016. Each Board member attended 75% or more of the aggregate number of the meetings of the Board and of the committees on which he or she served, as held during the period for which he or she was a director or committee member, respectively.

        Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Lead Independent Director, Omnicell, Inc. at 590 E. Middlefield Road, Mountain View, California 94043. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Corporate Governance Committee.

Information Regarding Committees of the Board of Directors

        The Board has four committees: an Audit Committee, a Compensation Committee, a Corporate Governance Committee and an M&A Committee. The following table provides membership and meeting information for 2016 for each of the Board committees:

Name	Audit		Compensation		Corporate Governance		M&A
James T. Judson	X	*					X
Randy D. Lindholm(1)			X	*			X
Gary S. Petersmeyer(1)	X		X	*			X
Sara J. White(1)			X		X	*
Vance B. Moore(2)	X		X
Mark W. Parrish					X
Joanne B. Bauer(1)(2)	X				X		X
Bruce D. Smith					X

Total meetings in fiscal year 2016	16		12		4		3

*
Denotes Committee Chairperson

(1)
On October 6, 2016, Mr. Lindholm resigned as a member of the Board, including his positions on the Compensation Committee and Mergers & Acquisitions Committee of the Board, effective as of October 7, 2016. In connection with Mr. Lindholm's resignation, the Board appointed (i) Sara J. White as a member of the Compensation Committee; (ii) Gary S. Petersmeyer as the Chair of the Compensation Committee; and (iii) Joanne B. Bauer as a member of the Mergers & Acquisitions Committee of the Board, replacing Mr. Lindholm.

(2)
Effective upon the Company's 2016 Annual Meeting of Stockholders, Ms. Bauer was appointed to the Audit Committee and departed from the Corporate Governance Committee, and Mr. Moore departed the Audit Committee.

        Below is a description of each committee of the Board. The Board has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding "independence" and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

        The Audit Committee of the Board is currently composed of three directors: Mr. Judson (Chair), Ms. Bauer and Mr. Petersmeyer. Following our 2017 Annual Meeting, the Audit Committee will continue to be composed of Mr. Judson (Chair), Ms. Bauer and Mr. Petersmeyer. The Audit Committee met sixteen (16) times during the fiscal year ended December 31, 2016. The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to oversee the Company's corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on the Company's audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent registered public accounting firm regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting control or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company's annual audited financial statements and quarterly unaudited financial statements with management and the independent registered public accounting firm, including reviewing the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K. The Audit Committee has adopted a written Audit Committee Charter that can be found in the "Corporate Governance" section on Omnicell's corporate website at www.omnicell.com, under "Investor Relations."

        The Board reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company's Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) of the NASDAQ listing standards). The Board has also determined that Mr. Judson, the Audit Committee Chairperson, qualifies as an "audit committee financial expert," as defined in applicable Securities and Exchange Commission ("SEC") rules. The Board made a qualitative assessment of Mr. Judson's level of knowledge and experience based on a number of factors, including his formal education and professional experience.

Report of the Audit Committee of the Board of Directors(1)

        The Audit Committee has prepared the following report on its activities with respect to our audited financial statements for the year ended December 31, 2016.

        Our management is responsible for the preparation, presentation and integrity of our financial statements and is also responsible for maintaining appropriate accounting and financial reporting practices and policies. Management is also responsible for establishing and maintaining adequate internal controls and procedures designed to provide reasonable assurance that we are in compliance with accounting standards and applicable laws and regulations.

        Deloitte & Touche LLP, our independent registered public accounting firm for 2016, is responsible for expressing opinions on the conformity of our audited financial statements with U.S. generally accepted accounting principles and the effectiveness of our internal control over financial reporting.

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2016 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed pursuant to applicable auditing standards, as adopted by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm regarding the independent registered public accounting firm's independence as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and has discussed with the independent registered public accounting firm its independence.

        Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

AUDIT COMMITTEE
James T. Judson, Chair Joanne B. Bauer Gary S. Petersmeyer

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

        The Compensation Committee currently is composed of three directors: Mr. Petersmeyer (Chair), Ms. White and Mr. Moore. Following our 2017 Annual Meeting, the Compensation Committee will continue to be composed of Mr. Petersmeyer (Chair), Ms. White and Mr. Moore. All members of the Company's Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Compensation Committee met twelve (12) times during the fiscal year ended December 31, 2016. The Compensation Committee Charter can be found in the "Corporate Governance" section on Omnicell's corporate website at www.omnicell.com, under "Investor Relations."

        The Compensation Committee of the Board acts on behalf of the Board to review, adopt and oversee the Company's compensation strategy, policies, plans and programs, including:

  •
  reviewing and approving the overall compensation philosophy for the Company's executive officers and directors;

  •
  overseeing the adoption and administration of, and establishing guidelines relating to, the Company's stock option and purchase plans, profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs, including approving and granting options, restricted stock, restricted stock units or other equity awards under such plans to the Company's executive officers, employees and consultants; and

  •
  preparing the Company's Compensation Discussion and Analysis, included in this proxy statement.

Compensation Committee Processes and Procedures

        The Compensation Committee generally meets at least monthly, and with greater frequency if necessary. The agenda for each meeting is usually outlined by the Chair of the Compensation Committee and then more fully developed by the Company's Chief Executive Officer, Chief Financial Officer, head of Human Resources and Chief Legal & Administrative Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or final determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms.

        During the past fiscal year, as in late 2015, the Compensation Committee engaged Radford as executive compensation consultants. Radford did not provide any other services to Omnicell in excess of $120,000 during 2016. The Compensation Committee requested that Radford assist in continuing to refine the Company's executive compensation program. As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. At the request of the Compensation Committee, the compensation consultants also conducted individual interviews with members of the Compensation Committee and senior management to learn more about the Company's business operations and strategy, key performance metrics and strategic goals, as well as the labor market in which the Company competes. Radford ultimately developed recommendations regarding executive compensation levels and types of compensation elements that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford and suggesting modifications, the Compensation Committee approved the modified recommendations.

        The accepted recommendations of Radford and the specific determinations of the Compensation Committee with respect to executive compensation for 2016 are discussed in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee currently consists of three directors: Mr. Petersmeyer (Chair), Mr. Moore and Ms. White. None of these individuals are or have been officers of Omnicell. None of the Company's executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Corporate Governance Committee

        The Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors and recommending appropriate nominee slates for the Board to recommend for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and developing a set of corporate governance principles for the Board and the Company.

        The Corporate Governance Committee currently consists of three directors: Ms. White (Chair), Mr. Parrish and Mr. Smith. Following our 2017 Annual Meeting, the Corporate Governance Committee will continue to be composed of Ms. White (Chair), Mr. Parrish and Mr. Smith. All members of the Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Corporate Governance Committee met four (4) times during the fiscal year ended December 31, 2016. Our Corporate Governance Committee Charter can be found in the "Corporate Governance" section on the Company's corporate website at www.omnicell.com, under "Investor Relations."

        The Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders.

        In conducting this assessment, the Corporate Governance Committee considers diversity, age, skills, industry and professional background and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Corporate Governance Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the Corporate Governance Committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Corporate Governance Committee (and the other members of the Board, as needed) then use their network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Corporate Governance Committee meets to discuss and consider such candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

        Our Corporate Governance Guidelines require that any nominee for director in an uncontested election who receives a greater number of votes "withheld" and/or "against" from his or her election than votes "for" such election shall submit his or her offer of resignation for consideration by our Corporate Governance Committee, which will then consider all of the relevant facts and circumstances and recommend to our Board the action to be taken with respect to such offer of resignation. Our Board will then act on our Corporate Governance Committee's recommendation within ninety (90) days following certification of the stockholder vote. Promptly following our Board's decision, we will disclose that decision and an explanation of such decision in a filing with the Securities and Exchange Commission or a press release. Any director who submits his or her offer to resign from the Board pursuant to this policy shall not participate in deliberations regarding whether to accept the offer of resignation. If a majority of the members of the Corporate Governance Committee are subject to this evaluation process, then the independent directors on the Board who are not subject to the evaluation will appoint a special committee of the Board among themselves solely for the purpose of conducting the required evaluation. This special committee will make the recommendation to the Board otherwise required of the Corporate Governance Committee.

        In addition, the Company's Corporate Governance Guidelines require that each non-employee director submit to the Board a letter of resignation upon completion of three (3) three-year terms as a member of the Board. The Board is free to accept or reject such letter of resignation. Because she had served as a director for four (4) three-year terms, Ms. White tendered a letter of resignation to the Board in February 2017, to be effective as of the date of the 2017 Annual Meeting, but indicated her willingness to continue to serve on the Board. After consultation, the Board rejected the resignation of Ms. White and requested that she stand for re-election as a director of the Company.

        The Board believes Ms. White's leadership and clinical pharmacy expertise proven as the director of pharmacy for more than a decade at one of the top acute-care hospitals in the United States provides valuable scientific and medical knowledge regarding the internal operations and clinical needs of our customers. Further, Ms. White's experience as a clinical professor for two nationally-respected university pharmacy programs offers an important. Finally, Ms. White's tenure on the Board provides continuity and institutional experience to the Board.

        At this time, the Corporate Governance Committee does not consider director candidates recommended by stockholders. The Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

Stockholder Communications with the Board of Directors

        The Company's Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Lead Independent Director of Omnicell, Inc.

at 590 E. Middlefield Road, Mountain View, California 94043. These communications will be reviewed by the Lead Independent Director, who will determine whether they should be presented to the Board. The purpose of this screening is to avoid having the Board consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedures have been approved by a majority of the independent members of the Board. All communications directed to the Audit Committee in accordance with the Company's "Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters" (the "Omnicell Open Door Policy") that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee. The Omnicell Open Door Policy is available in the "Corporate Governance" section on the Company's corporate website at www.omnicell.com, under "Investor Relations."

Code of Ethics

        Omnicell has adopted the Omnicell Code of Conduct, a code of ethics that applies to all officers, directors and employees of the Company. The Omnicell Code of Conduct is available in the "Corporate Governance" section on the Company's corporate website at www.omnicell.com, under "Investor Relations." If the Company makes any substantive amendments to its Code of Conduct or grants any waiver from a provision of the Code to any executive officer or director, it will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Guidelines

        The Board has reaffirmed the governance practices followed by the Company by readopting the Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company's business operations as needed and to make decisions that are independent of the Company's management. The guidelines are also intended to align the interests of directors and management with those of the Company's stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the NASDAQ listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, are available in the "Corporate Governance" section on the Company's corporate website at www.omnicell.com, under "Investor Relations."

 PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        At our 2011 Annual Meeting of Stockholders, our stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a "say-on-pay vote," every year. Our Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are again asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

        The compensation of our named executive officers is disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained on pages 28 to 43 of this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are appropriately designed to align the interests of our executive officers with those of our stockholders, to emphasize strong pay-for-performance principles and to enable us to attract and retain talented and experienced executives to lead the Company in a competitive environment.

        Applying these philosophies, the Compensation Committee of our Board has set specific compensation goals designed to help the Company achieve our short- and long-term business and performance goals. The Compensation Committee believes that our executive officers should have the potential to earn total cash compensation at approximately the 75th percentile of our peer group's total cash compensation if our executive officers accomplish specific performance goals that the Compensation Committee sets to help the Company achieve its performance goals. The Compensation Committee has used an objective of base salary compensation at the 50th percentile of our peer group as guidance in its decision-making.

        The base salaries of the named executive officers in 2016 ranged from the 25th to 50th percentile to the 50th to 75th percentile of our peer group. The total target cash compensation of our named executive officers in 2016, assuming achievement of performance goals, ranged from the 50th to 75th percentile to above the 75th percentile of our peer group.

        With regard to long-term equity incentive compensation, the value of such compensation awarded to the named executive officers, calculated using Black-Scholes-Merton valuation methodology for stock option awards, ranged from below the 50th percentile to between the 50th and 75th percentile of our peer group in 2016. Such a valuation is necessarily sensitive to movement in the stock price of the target stock, but in 2016 our average compensation value for long-term equity incentive grants to our executives was at approximately between the 50th and 75th percentile of the comparator group.

        Beginning in 2011, the Board implemented a policy of declaring half of the equity incentive grants to executives to vest upon the successful achievement of certain market-based performance metrics by the Company. The market-based performance comparison adopted by the Company compares the total stockholder return of its common stock to that of the companies in the Nasdaq Health Care Index (the "Index").

        In summary, the elements of our compensation package as well as the amount of compensation paid to our named executive officers emphasize strong pay-for-performance principles and provide reasonable compensation to our named executive officers.

        For these reasons, the Board is asking stockholders to support the compensation of the Company's named executive officers as described in this proxy statement by casting a non-binding advisory vote "FOR" the following resolution:

          "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and disclosure."

        While the advisory vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

        Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" PROPOSAL NO. 2.

 PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY VOTES
TO APPROVE EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act enable the Company's stockholders, at least once every six years, to indicate their preference regarding how frequently the Company should solicit a say-on-pay vote/non-binding advisory vote on the compensation of the Company's named executive officers as disclosed in the Company's proxy statement. Currently, consistent with the preference expressed by the stockholders at the Company's 2011 Annual Meeting of Stockholders, the policy of the Board is to solicit a say-on-pay vote/ non-binding advisory vote on the compensation of the named executive officers every year. The Company is again asking its stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote. For the reasons described below, the Board recommends that the stockholders select a frequency of one year.

        Although we recognize the potential benefits of having less frequent advisory votes on named executive officer compensation (including allowing the Company additional time to conduct a more detailed review of its pay practices in response to the outcome of stockholder advisory votes), we recognize that the widely adopted standard, both among our peer companies as well as outside our industry, is to hold "say-on-pay" votes annually. We also acknowledge current stockholder expectations regarding having the opportunity to express their views on the Company's compensation of its named executive officers on an annual basis. In light of investor expectations and prevailing market practice, the Board of Directors recommends that the advisory vote on executive compensation occur every year.

        The proxy card provides for four choices and stockholders are entitled to vote on whether the advisory vote on executive compensation should be held every year, every two years or every three years, or to abstain from voting.

        The result of this advisory vote on the frequency of the vote on named executive officer compensation is not binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by the Company, the Board or the Compensation Committee or creating or implying any additional fiduciary duty for the Company, the Board or the Compensation Committee. However, the Board values the opinions that stockholders express in their votes. The Board will consider the outcome of the vote and stockholder feedback when deciding how frequently to conduct the advisory vote on named executive officer compensation. Notwithstanding the Board's recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct "say-on-pay" votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to its executive compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
TO HOLD THE ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.

 PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has selected Deloitte & Touche LLP ("Deloitte") as the Company's independent registered public accounting firm for the year ending December 31, 2017 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Deloitte has served as our independent registered public accounting firm since April 7, 2014.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte as the Company's independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

        The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2016 and December 31, 2015 by Deloitte.

	Fiscal Year Ended December 31,
	2016	2015
	(in thousands)
Audit Fees	$1,967	$1,840
Audit-Related Fees	414	276
Tax Fees	134	11
All Other Fees	229	3

Total Fees	$2,744	$2,130

        Audit Fees.    Consists of fees billed for professional services rendered for the audit of the Company's annual consolidated financial statements included in the Annual Report on Form 10-K and review of the interim consolidated financial statements included in quarterly reports on Form 10-Q, professional services associated with SEC registration statements and other documents filed with the SEC, consultations with the Company's management as to the accounting treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, the Financial Accounting Standards Board or other standard- setting bodies, and other services that are normally provided by the Company's independent registered public accounting firms in connection with statutory and regulatory filings or engagements.

        Audit-Related Fees.    Consists of fees billed for professional services rendered in connection with the Company's acquisitions of Aesynt and Ateb during the year ended December 31, 2016. Professional services rendered included review of the valuation reports and purchase price allocations of the acquired entities.

        Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning outside of the audit of the income tax accounts.

        All Other Fees.    Consists of fees billed for subscriptions to an on-line accounting and financial reporting research assistance service post-closing integration consulting work.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company's independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and other non-audit services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee has determined that the rendering of the services other than audit services by Deloitte was compatible with maintaining their independence.

        In 2016, the Audit Committee pre-approved the fees set forth on the previous page in their entirety.

Required Vote and Recommendation of the Board of Directors

        Approval of Proposal No. 4 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on Proposal No. 4 and will have the same effect as "Against" votes. Broker non-votes will have no effect on the outcome of the vote.

        The Board believes that approval of Proposal No. 4 is in the best interest of the Company and the best interests of the stockholders for the reasons stated above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" PROPOSAL NO. 4.

 SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of March 15, 2017 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all current executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its common stock.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
BlackRock, Inc.(2)	4,145,224	11.18%
55 East 52nd Street
New York, NY 10022
Randall A. Lipps(3)(5)	697,274	1.87%
J. Christopher Drew(4)(5)	255,160	*
James T. Judson(5)	39,907	*
Vance B. Moore(5)	51,333	*
Mark W. Parrish	43,804	*
Gary S. Petersmeyer(5)	12,799	*
Sara J. White(5)	38,870	*
Joanne B. Bauer(5)	29,578	*
Bruce D. Smith(5)	20,260	*
Peter J. Kuipers(5)	27,740	*
Robin G. Seim(5)	37,725	*
Dan S. Johnston(5)	76,497	*
Nhat H. Ngo(5)	48,623	*
All executive officers and directors as a group (14 persons)(5)(6)	1,423,172	3.77%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedule 13Gs filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 37,066,139 shares outstanding on March 15, 2017, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each of the individuals and entities listed below is c/o Omnicell, Inc., 590 E. Middlefield Road, Mountain View, California 94043.

(2)
BlackRock, Inc. ("BlackRock") is the beneficial owner of 4,145,224 shares of common stock. BlackRock has sole voting power with respect to 4,057,004 shares of common stock, and sole dispositive power with respect to 4,057,004 shares of common stock. The data regarding the stock ownership of BlackRock is as of December 31, 2016 from the Schedule 13G/A filed by BlackRock on January 17, 2017.

(3)
Includes 49,907 shares held directly by Mr. Lipps; 393,228 shares held in trust by The Lipps Revocable Trust, for which Mr. Lipps and his wife are trustees with shared voting and investment power; and 15,549 shares held in various trusts for the benefit of Mr. Lipps's children, for which Mr. Lipps is trustee.

(4)
Includes 106,801 shares held directly by Mr. Drew; and 9,504 shares held in trust by the 2004 Drew Family Trust, for which Mr. Drew and his wife are trustees with shared voting and investment power.

(5)
Includes shares which certain executive officers and directors of the Company have the right to acquire pursuant to outstanding options and may receive pursuant to outstanding performance stock unit awards, each within 60 days after March 15, 2017 as follows: Mr. Judson, 29,591 shares; Mr. Lipps, 238,590 shares; Mr. Moore, 25,951 shares; Mr. Parrish, 25,278 shares; Ms. Bauer, 19,329 shares; Mr. Smith, 11,908 shares; Mr. Kuipers, 21,068 shares; Mr. Seim, 26,496 shares; Mr. Drew, 138,855 shares; Mr. Johnston, 48,275 shares; Mr. Ngo, 34,048 shares; and all current executive officers and directors as a group, 619,389 shares.

(6)
Consists of shares held by the executive officers and directors listed on the table, including the shares included in footnote 5 above, as well as 24,719 shares held by Jorge Taborga, the Company's Executive Vice President, Engineering, and 18,883 shares that Mr. Taborga has the right to acquire within 60 days after March 15, 2017 pursuant to outstanding option and performance stock unit awards. The share numbers included in the above that may be issued pursuant to outstanding performance stock unit awards that vest on March 1, 2016 are reflected as the maximum number of shares subject to such award, however a lesser number of shares may be actually be issued, based on the determination by the Compensation Committee of the achievement of the vesting criteria of such performance stock unit awards.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        The Company submits all applicable Section 16(a) filing requirements on behalf of its officers and directors. To the Company's knowledge, based on the reports filed by the Company, copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2016, all Section 16(a) filing requirements applicable to its officers and directors were complied with, except for one Form 4 filing for Jorge Tabora, the Company's Executive Vice President, Engineering, covering the vesting, and related tax withholding, of restricted stock unit shares, which was filed late.

 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis provides information regarding compensation paid to our President and Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers (the "Named Executive Officers") as of December 31, 2016. These individuals are:

  •
  Randall A. Lipps, Chairman, President and Chief Executive Officer;

  •
  Peter J. Kuipers, Executive Vice President, Chief Financial Officer;

  •
  Robin G. Seim, President, Global Automation and Medication Adherence;

  •
  J. Christopher Drew, President, North American Automation and Analytics; and

  •
  Nhat H. Ngo, Executive Vice President, Strategy and Business Development.

        The compensation programs described herein are available to all of Omnicell's executive officers.

Overview

        Our executive compensation program is designed to provide our executive officers incentives and rewards, while effectively balancing the short-term and long-term interests of our stockholders with our ability to attract and retain talented executives. The Compensation Committee of our Board (the "Committee") has the primary responsibility for establishing our executive compensation philosophy and determining the specific components and levels of each executive's compensation. Our executive compensation program is based on four guiding principles, as set forth by the Committee. We have created a compensation program that combines short-term and long-term components, cash and equity and fixed and performance-based contingent payments, in the proportions we believe achieve these four guiding principles:

  •
  Enhance stockholder value by aligning the financial interests of our executive officers with those of our stockholders;

  •
  Enable us to attract, motivate and retain the people needed to define and create industry-leading products and services;

  •
  Integrate compensation closely with the achievement of our business and performance objectives; and

  •
  Reward individual performance that contributes to our short-term and long-term success.

        An important element of our compensation philosophy is to provide executives with compensation packages that are competitive with compensation packages for executives in technology companies of similar size and industries in order to attract dynamic and innovative executives to lead our strategic initiatives. As such, the Committee utilizes and relies significantly on a benchmarking analysis when determining the size, components and mix of the executive officers' compensation elements.

        Our executive officers' target annual compensation consists of three principal components: (a) base salary, (b) a performance-based cash bonus and (c) long-term equity incentive compensation. In addition, each of our executive officers is eligible for an additional component of compensation in the form of cash bonuses that are paid only in the event of significant overachievement of annualized measurements over one and two year time horizons. Long-term equity incentive compensation includes both time-based and performance-based components. The base salary component is primarily designed to provide a predictable level of financial stability. The performance-based cash bonus is designed to reward the achievement of short-term goals. The additional cash bonuses are designed to provide incentive to overachieve short-term and long-term goals. The base salary, performance-based cash bonus, and additional cash bonuses are referred to as the cash component of the compensation plan.

        The equity compensation component is primarily designed to incentivize and retain our executives and to reward the achievement of our long-term financial success. The Committee utilizes a benchmarking analysis when determining total cash compensation, allocating cash compensation between base salary and performance-based bonus and in awarding long-term equity compensation.

        In May 2016, we held a stockholder advisory vote on the compensation of our Named Executive Officers. Our stockholders approved, on an advisory basis, the compensation of our Named Executive Officers, with approximately 99% of stockholder votes cast in favor of our "Say on Pay" resolution. In evaluating our compensation practices during fiscal 2016 and in early 2017, we were mindful of the support our stockholders expressed for our philosophy of linking compensation to our operating and organizational objectives and the enhancement of stockholder value. As a result, the Committee retains our general approach to executive compensation, and continued to apply the same general principles and philosophy as in the prior fiscal year in determining executive compensation. The Committee will continue to consider stockholder concerns and feedback in the future.

Role of the Compensation Committee

        Our Board has delegated to the Committee the responsibility for developing our compensation philosophy, establishing our executive compensation program and overseeing equity awards under our equity incentive plans. On an annual basis, the Committee approves the individual compensation packages for each of our executive officers. Although the Committee maintains ultimate authority over our executive officers' compensation, the Committee considers the input and evaluations of our President and Chief Executive Officer, Randall A. Lipps, as it relates to executive officers other than Mr. Lipps. In conjunction with the Committee's annual review, Mr. Lipps develops cash and equity compensation proposals for each executive (other than himself) to present to the Committee for discussion and approval. Mr. Lipps does not participate in the final determination of his own compensation.

Benchmarking / Compensation Consultant

        The Committee engaged the services of Radford in late 2015 and again in late 2016 to serve as an independent advisor to the Committee to assist in reviewing the compensation of the Company's executive officers, including identifying companies for competitive analysis and benchmarking. As part of its engagements, Radford worked closely with the Committee to identify comparable peer companies, provided the Committee with reports summarizing a comparison of our total compensation with such peer companies and provided an assessment of the specific elements of our compensation components in relation to the peer companies. The Committee believes benchmarking of executive compensation is crucial to maintaining compensation levels competitive with other leading technology companies with which we compete for personnel. Additionally, benchmarking provides guideposts, which the Committee uses to determine the size, mix and components of executive compensation.

        Historically it has been and continues to be challenging to find appropriately-sized industry competitors for comparison. Therefore, the Committee and its compensation consultants have developed a group of comparable publicly-traded companies based on such factors as revenue growth, market capitalization and, to the extent possible, industry similarity, that we believe provides a meaningful cross-section from which to benchmark executive compensation. The Committee and its compensation consultants also, to the extent possible, have included companies in the peer group with which Omnicell believes that it may compete for personnel. This peer group focuses on three industry subcategories that are representative of portions of our business: the healthcare information management software industry, the medical equipment and supplies industry, and the supply chain management and logistics software and manufacturing industry. The Committee and its compensation consultants strive to maintain a consistent peer group year over year for comparability of competitive analysis; however, on a yearly basis the peer group is reviewed and refined to take into consideration comparability of financial performance relative to Omnicell, as well as the acquisition of or any fundamental changes in the peer companies' operating businesses. For all compensation decisions in 2016, including the long-term equity compensation awards made in February 2016, the Committee utilized a report prepared by Radford in late 2015 (the "Radford Report"). To the extent that there are statements relating to percentiles included in this Compensation Discussion and Analysis, they are intended to reference performance against peer companies as identified in the Radford Report.

        The companies identified for benchmark comparison in each of the 2015 and 2016 reports were:

2015 Peer Group		2016 Peer Group
• Abaxis, Inc.	• Manhattan Associates, Inc.	• Allscripts Healthcare Solutions	• Masimo Corp.
• Accuray, Inc.	• Masimo Corp.	• Analogic Corporation	• Medidata Solutions Inc.
• AngioDynamics, Inc.	• MedAssets, Inc.	• AngioDynamics, Inc.	• Natus Medical Incorporated
• Athenahealth, Inc.	• Medidata Solutions Inc.	• Athenahealth, Inc.	• NuVasive, Inc.
• Blackbaud Inc.	• Merge Healthcare, Inc.	• Blackbaud Inc.	• NxStage Medical, Inc.
• Computer Programs & Systems, Inc.	• Merit Medical Systems Inc.	• Genomic Health, Inc.	• Quality Systems Inc.
• Cyberonics	• Natus Medical Incorporated	• ICU Medical, Inc.	• Silver Springs Networks, Inc.
• Genomic Health, Inc.	• NxStage Medical, Inc.	• Inovalon Holdings	• Synchronoss Technologies, Inc.
• ICU Medical, Inc.	• Quality Systems Inc.	• Manhattan Associates, Inc.	• Tableau Software
• Thoratec Corp.

Elements of Compensation and 2016 Determinations

        Our executive compensation program consists of three principal components: a base salary, a performance-based cash bonus plan (together with base salary, the "total cash compensation"), and long-term equity incentive compensation. The long-term equity incentive compensation is further divided into two components of equal value: stock options and restricted stock units that vest over time if the executive remains employed with the Company; and performance-based restricted stock units that only initially vest upon the achievement of certain Company performance metrics, and thereafter vest over time if the executive remains employed with the Company. We also provide our executive officers with certain other benefits including severance and change-of-control benefits and the ability to participate in our 401(k) plan and other employee benefit plans with all other eligible employees. The philosophy underlying each of the components of compensation and the specific factors weighing on the compensation determinations for 2016 are discussed in each section below.

  Cash Compensation.

        Overview.    The cash component of our executive compensation program serves a two-fold purpose. Base salaries are intended to provide financial stability, predictability and security of compensation for our executive officers for fulfilling their core job responsibilities, while the performance-based cash bonus plan is intended to incentivize and reward the achievement of predetermined corporate and individual short-term objectives. In addition, short-term and long-term performance cash incentives are utilized to further motivate and reward our executive officers for achieving short and long-term corporate growth and financial performance goals that exceed industry benchmarks and maximize stockholder value in accordance with the Company's long term strategic plans. Long-term incentives also serve to encourage the long-term employment of our executive officers. The Committee's objective has been and continues to be for each executive officer to be able to achieve approximately the 75th percentile for comparable positions identified in the Radford Report in total cash compensation, assuming achievement of each of his or her performance objectives, resulting in payment in full of the executive's total performance-based cash bonus, and for base salary compensation at the 50th percentile for comparable positions identified in the Radford Report as guidance in its decision-making. In determining the level of base salary and the potential maximum performance-based bonus for each executive officer, the Committee analyzes the comparable total cash compensation metric of the Radford Report for each executive and sets the executive's total targeted cash compensation with the goal of achieving the objective percentile for each executive or moving each executive toward the objective percentile in a responsible and measured manner if the executive's current compensation is significantly different than the objective. The Committee also considers management's financial forecasts for the upcoming fiscal year and works to establish an aggregate compensation scheme that fits within the Company's budgetary model.

        To determine the level of each component of an executive's total cash compensation targets, the Committee first uses the prior year's base salary as the starting point, and then looks to the applicable base salary metric in the Radford Report to ascertain the percentile that the prior year's salary represents. The Committee then sets an approximate base salary for each executive based on the targeted percentile for that executive.

        Once an appropriate base salary determination is made, the Committee allocates the difference between the executive's new base salary and targeted total cash compensation as the size of the executive's maximum potential performance-based bonus. The Committee then translates the maximum potential performance-based bonus into a percentage of the executive officer's base salary and makes adjustments to the base salary and bonus percentage from there, with a view towards maintaining consistent bonus percentages among the Company's executive officers.

        Adjustments in cash compensation derived from base salary versus performance-based cash bonus are based on such factors as an executive's historical base salary, an executive's duties and responsibilities and his or her position in the Company, as well as competitive pay practices for comparable positions identified in the Radford Report.

        2016 Base Salary and Total Cash Compensation Determination.    In determining total cash compensation for 2016, the Committee used its objective of base salary compensation at the 50th percentile as guidance, and targeting total cash compensation to the 75th percentile, including performance-based cash compensation elements, in each case as compared to the peer group.

        The following table sets forth base salaries and the targeted total cash compensation in 2016 for each Named Executive Officer and corresponding percentile that the total cash compensation represents in comparison to peer companies identified in the Radford Report, and the percentage increase the 2016 targeted total cash compensation represents from the 2015 targeted total cash compensation:

Named Executive Officer	2016 Base Salary ($)	2016 Base Salary Percentile to Peer Group	2016 Targeted Total Cash Compensation(1) ($)	2016 Targeted Total Cash Percentile to Peer Group	2015 Target Total Cash Compensation ($)(2)	2015 Targeted Total Cash Percentile to Peer Group	Percentage Increase from 2015 Targeted Total Cash(3)
Randall A. Lipps	660,000	>50th	1,485,000	>75th	1,395,000	75th	6.5%
Peter J. Kuipers(4)	375,000	50th - 75th	596,000	<75	N/A	N/A	N/A
Robin G. Seim(5)	375,000	<75th	712,500	<75th	665,000	50th	7.1%
J. Christopher Drew(4)	375,000	50 - 75th	721,500	>75th	627,000	75th	7.1%
Nhat H. Ngo	300,000	50th - 75th	570,000	>75th	547,000	>75th	4.2%

(1)
2016 targeted total cash compensation refers to an executive officer's annualized salary and incentive target at the rate effective July 1, 2016, assuming achievement of 100% of an executive officer's Individual Targets (as defined below) and the achievement of the Corporate Threshold Targets (as defined below).

(2)
2015 targeted total cash compensation refers to an executive officer's annualized salary and incentive target at the rate effective July 1, 2015, assuming achievement of 100% of an executive officer's Individual Targets (as defined below) and the achievement of the Corporate Threshold Targets (as defined below).

(3)
The Committee determined targeted total cash increases for 2016 based on the benchmarking study performed by Radford in the fall of 2015.

(4)
Mr. Kuipers joined the Company in August 2015, subsequent to the benchmarking study performed by Radford in the fall of 2014, and was not eligible for bonuses under the Bonus Plan for the first three quarters of 2015.

(5)
On April 22, 2016, the Committee approved the acceleration of effectiveness of Mr. Seim's and Mr. Drew's previously approved salary increases from June 27, 2106 to April 4, 2016 in connection with their appointments as presidents of Global Automation and Medication Adherence and North American Automation and Analytics, respectively.

        Performance-Based Bonus.    The second component of cash compensation for our executive officers is a quarterly performance-based bonus, which is intended to be a substantial component of our executives' cash compensation. The size of the potential maximum bonus is derived from the difference between the executive's targeted total cash compensation and his or her base salary. As it did in 2015, for 2016 the Committee established Incentive Targets (as defined below) based on the executive's targeted total cash compensation less base salary, and then translated this number into a percentage of salary. Other than with respect to Mr. Kuipers, who joined the Company in August 2015, the percentages for 2015 remained the same as those determined by the Committee for 2015. Effective June 27, 2016, Mr. Kuipers' performance-based bonus target increased from 50% of his base salary to 70% of his base salary.

        The Committee continued to use the bonus plan established in March 2010 (the "2010 Bonus Plan") to determine the performance-based bonuses for 2016. Under the 2010 Bonus Plan, the Company maintained its quarterly threshold target provision, under which the Company had to meet a certain threshold strategic financial performance criterion set by the Committee for an executive to earn any cash bonus (the "Corporate Threshold Target") for a particular quarter. Upon successful achievement of the Corporate Threshold Targets in a given quarter, the executive was then eligible to receive his individual bonus amounts, derived as a percentage of his or her quarterly salary, based on such executive's achievement of his or her individual objectives ("Individual Targets"). For the fourth quarter of 2016, the Committee did not establish Individual Targets for the Named Executive Officers and instead the executives were subject to the Annual Profit Threshold Target, and the Annual Acquisition Revenue Threshold Target or the Bookings Threshold, as applicable, each as described below. If the Corporate Threshold Targets and all of a participant's Individual Targets were achieved, the executive received 100% of his or her eligible cash bonus amount (the "Incentive Target"). In addition, the 2010 Bonus Plan allows the Committee to set additional threshold or overachievement bonus payment criteria to reward executives for particularly high company performance or for the achievement of specified financial target(s) that are of strategic importance to the Company (the "Strategic Goals").

        2016 Performance Metrics.    For the first, second and third quarter of 2016, the Committee set one Corporate Threshold Target that consisted of one performance criterion based on the Company achieving a quarterly profit amount. This was set at the minimum profit required to meet the cash equivalent of that quarter's desired earnings per share target (the "Profit Target"). The Profit Target for the second and third quarter of 2016 represented the year-to-date target through the end of the second and third quarter of 2016, respectively. For the fourth quarter of 2016, the Committee set one Corporate Threshold Target consisting of a year-end profit amount determined by the Committee (the "Annual Profit Threshold Target") for all of our executive officers. The Committee established two fourth quarter 2016 discretionary Strategic Goals, one for all of the Named Executive Officers except for our Executive Vice President, Strategy and Business Development, Mr. Ngo, and a separate Strategic Goal for Mr. Ngo. The first Strategic Goal, applicable to all Named Executive Officers other than Mr. Ngo, required that the Company meet a minimum annual bookings threshold determined by the Committee (the "Bookings Threshold"). Mr. Ngo was subject to the second Strategic Goal consisting of a year-end annualized revenue run rate contribution from new company acquisitions of at least $25,000,000 (the "Annual Acquisition Revenue Threshold Target"). The Annual Acquisition Revenue Threshold Target was calculated by summing the quotients derived by dividing the actual revenue generated from each acquisition having a signed definitive acquisition agreement during 2016 by the number of days that we would have owned the acquired entity had it closed on the execution date of the relevant acquisition agreement and multiplying that sum by 365. Furthermore, payment, if any, on achievement of the Annual Acquisition Revenue Threshold shall not made until after the date of final close of the relevant acquisition(s) contributing to the achievement of such threshold.

        The Committee determined that if (i) the Annual Profit Threshold Target was not met, or (ii) the Strategic Goal applicable to each individual named executive officer was not achieved, it would have the effect of eliminating the executive officers' actual performance-based bonuses in the fourth quarter of 2016.

        The Committee also determined that, even if the Corporate Threshold or the Strategic Goals were not met, an overachievement bonus would be payable to each named executive officer if the Company's publicly reported annual bookings number exceeded certain overachievement metrics set by the Committee (the "Bookings Overachievement Targets"). The overachievement potential payment would be based on the percentage of overachievement and would apply that percentage to the amount of such individual targeted bonus for the full year of 2016, as more specifically set forth in the table below. Specifically, in the fourth quarter 2016, the Committee determined the Bookings Threshold would be met if the Company publicly reported that the bookings amount was at least $543,700,000 and the Bookings Overachievement Target would be met if such publicly reported bookings amount was $564,700,000 or greater.

Bookings Threshold Target	Annual Bookings Amount	Bookings Overachievement Percentage(1)
1st Bookings Overachievement Target	$564,700,000	Additional 10% of Incentive Target
2nd Bookings Overachievement Target	$575,000,000	Additional 20% of Incentive Target
3rd Bookings Overachievement Target	$585,000,000	Additional 30% of Incentive Target
4th Bookings Overachievement Target	$595,000,000	Additional 45% of Incentive Target
5th Bookings Overachievement Target	$600,000,000	Additional 55% of Incentive Target

(1)
The bookings overachievement percentage is prorated where the annual reported bookings exceeds $564,700,000, but falls between one of the bookings threshold targets. No overachievement payments shall be made in excess of 55% of any executive officer's incentive target. The annual target variable pay used to calculate the bookings overachievement bonus was the annual target variable pay in effect on December 31, 2016.

        Long-term Cash Incentive.    The third and final component of cash compensation for our executive officers is a long-term performance-based cash award, which is intended to motivate and award our executive officers for achieving long-term corporate growth and financial performance goals that exceed industry benchmarks and maximize stockholder value in accordance with our long term strategic plan. These awards are paid only in the event of significant overachievement of annualized measurements over one and two year time horizons.

        On June 7, 2016, the Committee approved long-term performance cash incentive awards pursuant to the Company's 2009 Equity Incentive Plan that will vest and pay a cash bonus to select executive officers, including each of the named executive officers, upon the Company's achievement of certain revenue goals (subject to a threshold operating margin) for the fiscal year ending December 31, 2017.

        For Messrs. Lipps, Kuipers, Seim and Drew, the long-term cash incentive is weighted up to 75% of the total available amount to be earned on the achievement of specified levels of revenue generated from all product lines excluding those brought into the Company through acquisition during 2016 and 2017 ("organic revenue growth") and up to 25% on the achievement of a specified level of revenue run rate generated from acquisitions of other companies or technologies through December 31, 2017 ("inorganic revenue run rate"). For Mr. Ngo, the long-term cash incentive is weighted up to 50% of the total available to be earned on the achievement of the inorganic revenue run rate, and up to 50%

on the achievement of the organic revenue growth. The inorganic revenue run rate is calculated by summing the quotients derived by dividing the actual 2017 revenue generated from each acquisition completed during the 2016 and 2017 years by the number of days that the Company owned the acquired entity in 2017 and multiplying that sum by 365. The actual amount of cash incentive that may be paid may be from 0% to 100% of the maximum payout numbers reflected below, depending upon the Company's performance. Performance below thresholds would result in no payouts and performance above the maximum would result in no additional payout. To be eligible for a payment under the long-term cash incentive, our executive officers must also be employed continuously through December 31, 2017.

 2016-2017 Long-Term Performance Cash Awards(1)(2)

Name	(a) Tier 1 Organic Revenue Growth Award at $776M(3)	(b) Tier 2 Organic Revenue Growth Award at $792M(3)	(c) Tier 3 Organic Revenue Growth Award at $807M(3)	(d) Low-end Inorganic Revenue Run Rate Award at $50M(4)	(e) Mid-Range Inorganic Revenue Run Rate Award at $70M(4)	(f) High-end Inorganic Revenue Run Rate Award at $100M(4)	(g) Total Maximum Cash Award Amounts Payable if Maximum Thresholds of Columns (c) and (f) are both Achieved
Randall A. Lipps	$460,000	$680,000	$899,000	$75,000	$151,000	$301,000	$1,200,000
J. Christopher Drew	$288,000	$425,000	$562,000	$47,000	$94,000	$188,000	$750,000
Robin G. Seim	$288,000	$425,000	$562,000	$47,000	$94,000	$188,000	$750,000
Peter J. Kuipers	$192,000	$283,000	$375,000	$31,000	$63,000	$125,000	$500,000
Nhat Ngo	$105,000	$164,000	$224,000	$56,000	$113,000	$226,000	$450,000

(1)
The award amounts described herein shall vest and become payable to the associated Named Executive Officer only if such individual remains employed by the Company on December 31, 2017, at the next practicable payroll period following the Committee's determination that the associated Threshold Vesting Criteria listed have been met.

(2)
The award amounts described herein shall vest and become payable to the associated Named Executive Officer only if the Company's non-GAAP pro-forma operating margin reported in its financial statements at year end 2017 remains at least 12% or greater.

(3)
The award amounts listed in columns (a), (b) and (c) are mutually exclusive and only one shall vest and become payable to the associated Named Executive Officer based on the highest Organic Revenue threshold met as described in the column header. The highest award amount achieved in one of these columns is additive to the highest award achieved listed in columns (d), (e) or (f).

(4)
The award amounts listed in columns (d), (e) and (f) are mutually exclusive and only one shall vest and become payable to the associated Named Executive Officer based on the highest Inorganic Revenue Run Rate threshold met as described in the column header. The highest award amount achieved in one of these columns is additive to the highest award achieved listed in columns (a), (b) or (c).

  2016 Targets and Bonus Determinations.

        Corporate Threshold Targets.    The Committee established the Corporate Threshold Targets on a quarterly basis, and such targets were intended to incent the executive officers to achieve results that were consistent with the Company's board-approved financial plan. The actual amount of each target was set by the Committee based on a combination of the input of management, historical quarterly results, the Company's desired growth, financial forecasts and analyst expectations. The following table sets forth the quarterly Corporate Threshold Targets for 2016:

Corporate Threshold Targets	YTD Quarter 1	YTD Quarter 2	YTD Quarter 3	YTD Quarter 4
Quarterly Profit Target(1)	$12,212,000	$28,177,000	$47,318,000	—
Annual Profit Threshold Target(1)	—	—	—	$68,130,000
Annual Acquisition Revenue Threshold Target	—	—	—	$25,000,000
Bookings Threshold	—	—	—	$543,700,000

(1)
The Profit Target and Annual Profit Threshold Target represented the minimum profit required to meet the cash equivalent of that quarter's desired earnings per share target based on non-GAAP net income excluding share-based compensation expenses pursuant to Accounting Standards Codification ("ASC") Topic 718 "Stock Compensation" ("ASC Topic 718"), Amortization of intangible assets as determined pursuant to ASC 805 "Business Combinations" and other items that the Committee determined were unusual, non-recurring or not reflective of normal operations. The Profit Target for the second, third and fourth quarter of 2016 represented the year-to-date target through the end of the second, third and fourth quarter of 2016, respectively.

        The Committee determined that the actual profit achieved by the Company for each of the first, second and third quarter of 2016 met or exceeded the Profit Target set by the Committee in the respective quarters. For the fourth quarter of 2016, the Committee determined that the actual profit achieved by the Company for 2016 did not meet the Annual Profit Threshold Target. While the year-end annualized revenue run rate contribution from new company acquisitions was at or above the Annual Acquisition Revenue Threshold Target and the Bookings Threshold for 2016 had been met, because the Committee determined that the Annual Profit Threshold Target was not met, none of the executives earned a bonus for the fourth quarter of 2016.

        The Committee determined achievement of the Profit Target and Annual Profit Threshold Target against non-GAAP net income, which excludes share-based compensation expenses pursuant to ASC Topic 718, amortization of intangible assets determined pursuant to ASC 805 and other items that the Committee determined were unusual, non-recurring and not reflective of normal operations. The Company's quarterly unaudited financial statements for each quarter of 2016 were the basis for measuring the level of earnings per share to determine the achievement of the Profit Target. The Company's year-end financial statements for 2016 were the basis for measuring the level of profit required to meet the cash equivalent of the Company's desired earnings per share target to determine the achievement of the Annual Profit Threshold Target and the year-end annualized revenue run rate contribution from new company acquisitions to determine achievement of the Annual Acquisition Revenue Threshold Target.

        The Committee continues to feel that the "threshold performance gate" structure better emphasizes its desire to motivate individual performance, while retaining the Company's financial performance as paramount and the primary focus of each executive's efforts.

        Individual Targets.    For the Named Executive Officers in 2016, the establishment of the Individual Targets and the determinations of achievement were made by the Committee. The Individual Targets are designed to encourage progress in, and create a strong incentive for, the executive to excel in areas that are primarily within their control, while emphasizing the importance of our success by requiring achievement of the Corporate Threshold Targets before bonus eligibility. For the fourth quarter of 2016, the Committee did not establish Individual Targets for the Named Executive Officers and instead the executives were subject to the Annual Profit Threshold Target, and either the Annual Acquisition Revenue Threshold Target or Bookings Threshold, as applicable.

        In 2016, the quarterly Individual Targets for our Named Executive Officers, other than Mr. Lipps, included objectives in the following areas:

  •
  Sales Objectives—bookings and other internal financial measurements;

  •
  Operating Objectives—implementation of enterprise resource planning systems into acquired companies, corporate governance enhancements, quarterly spending at or below departmental budget, completion of objectives by those directly reporting to the officer, improvement of internal departmental processes and talent development; and

  •
  Strategic Objectives—development of short and long-term business objectives, domestic sales and marketing initiatives, evaluation of possible acquisition targets, integration planning, strategic relationships, international planning and product development objectives.

        Each Named Executive Officer, other than Mr. Lipps, generally has, on a quarterly basis approximately five Individual Targets, relating to a variety of objectives, which are approved by the Committee. Each Individual Target is given a percentage weighting such that achievement of all Individual Targets corresponds to 100% achievement of the Incentive Target. As originally set, for executives other than Mr. Lipps, each Individual Target is generally weighted between 10% and 30% of that quarter's total Incentive Target.

        With respect to Mr. Lipps, 75% of his potential bonus in each quarter of 2016 was conditioned on his direct reports' achievement of each of their Individual Targets. The Committee structured Mr. Lipps' performance bonus in this manner so as to place a significant emphasis on effectively managing and leading the executive team, while maintaining the importance of the Company's financial success as the threshold performance gate. The remaining portion of Mr. Lipps' Individual Targets included operating and/or strategic objectives in the same areas as those set for other Named Executive Officers.

        The following table sets forth the percentages of the Individual Targets achieved in each quarter of 2016, as well as the actual cash bonus earned by each Named Executive Officer based on achievement of the Individual Targets in each quarter of 2016:

	Percentage of Individual Targets Achieved				Cash Bonus for Achievement of Individual Targets(1)
Named Executive Officer	First Quarter	Second Quarter	Third Quarter	Fourth Quarter(2)	First Quarter ($)	Second Quarter ($)	Third Quarter ($)	Fourth Quarter(2) ($)
Randall A. Lipps	100%	95%	90%	—	178,846	169,904	198,173	—
Peter J. Kuipers	100%	100%	100%	—	42,692	42,692	70,538	—
Robin G. Seim	100%	100%	70%	—	72,692	77,019	63,606	—
J. Christopher Drew	100%	85%	70%	—	72,692	65,466	63,606	—
Nhat H. Ngo	100%	100%	100%	—	59,815	59,815	72,277	—

(1)
The table reflects cash bonuses earned, but not paid, in each quarter of 2016. Cash bonuses under the 2010 Bonus Plan are typically paid in the quarter following the quarter in which the bonus is earned.

(2)
For the fourth quarter of 2016, the Committee did not establish Individual Targets for the Named Executive Officers and instead the executives were subject to the Annual Profit Threshold Target and either the Annual Acquisition Revenue Threshold Target or the Bookings Threshold, as applicable. During the fourth quarter, the Annual Profit Threshold Target was not met and therefore the Named Executive Officers did not earn a bonus payment for the fourth quarter of 2016.

        Bookings Overachievement.    The Committee determined that the 1st Bookings Overachievement Threshold had not been achieved based on the Company's approximately $545,500,000 in annual bookings for 2016.

        The following table sets forth, for each Named Executive Officer, the Incentive Target, earned incentive bonuses, the percentage of total Incentive Target earned and the total cash bonus earned for 2016:

Named Executive Officer	2016 Incentive Target(1) ($)	Total Cash Bonus Earned for Achievement of Individual Targets ($)	% of Total 2016 Incentive Target Earned
Randall A. Lipps	800,000	546,923	68%
Peter J. Kuipers(2)	223,750	155,923	70%
Robin G. Seim	326,250	213,317	65%
J. Christopher Drew	326,250	201,764	62%
Nhat H. Ngo	264,600	191,908	73%

(1)
The portions of the 2016 Incentive Targets for the first and second quarters of 2016 are based on the Named Executive Officers' salaries for 2015.

(2)
Effective June 27, 2016, Mr. Kuiper's performance-based bonus target increased from 50% of his base salary to 70% of his base salary.

  Equity Compensation.

        Overview.    Long-term equity-based compensation is intended to incentivize and retain our executive officers through the tying of our long-term financial performance to the executive officer's financial success using a mix of both time-based vesting and performance-based vesting. We believe that the combination of both time-based vesting and performance-based vesting, and shared financial success are long-term incentives that motivate our executive officers to grow revenues and earnings, enhance stockholder value and align the interests of our stockholders and executives over the long-term. Equity-based compensation is awarded in two components of equal value: stock options and restricted stock units that vest over time if the executive remains employed with the Company; and restricted stock units that only initially vest upon the achievement of certain Company performance metrics, and thereafter vest over time if the executive remains employed with the Company.

        Upon commencement of employment, executives have historically been awarded initial equity grants carrying a service-based vesting condition, with 25% of the shares generally vesting one year from the vesting commencement date and the remaining shares vesting in equal monthly installments over the following 36 months. On an annual basis, the Committee makes an assessment as to the size and type of additional equity awards, if any, to be given to each executive officer. Stock options are intended to provide the most substantial incentive to our executive officers to improve Company performance and to positively affect stock value, while restricted stock units provide a reduction to earnings dilution and an element of long-term incentive that has greater retention value in a flat or down market. Annual awards generally vest over four years as follows: (i) 25% of the shares vesting on the anniversary of the vesting commencement date and the remainder on a monthly basis over the following 36 months thereafter in the case of stock options, (ii) semi-annually over 48 months in the case of service-based restricted stock units and (iii) 25% immediately on the date that the Committee formally certifies the Company's performance, with the remaining eligible award vesting in equal increments semi-annually over the subsequent three-year period in the case of performance-based restricted stock units. The size of the initial grant and the annual grants are determined by the Committee based upon factors including:

  •
  competitive equity compensation practices for comparable positions identified in the Radford Report;

  •
  the executive's level of responsibility and duties;

  •
  comparison to grant levels of other executive officers;

  •
  individual executive officer performance;

  •
  corporate performance;

  •
  the executive's prior experience, experience within his or her specific job and breadth of knowledge; and

  •
  corporate objectives for share-based compensation charges and earnings dilution.

        On an annual basis, management and the Committee establish a maximum aggregate share-based compensation expense for the executive awards, taking into consideration anticipated share-based compensation expenses for equity grants to other employees. The Committee balances this percentile objective with its commitment to stay within management's share-based expense objective in finalizing the aggregate and individual awards. In determining equity compensation for the executive officers, the Committee reviews the equity compensation grants over a three-year period against a three-year rolling benchmark identified in the Radford Report with an objective of making awards up to the 75th percentile (on a value basis) of the three-year period. Beyond reviewing the three-year award totals, the Committee does not take into consideration an executive's aggregate equity holdings or equity carrying value in determining yearly long-term equity incentive awards.

        In addition to the factors discussed above, with respect to the size of the awards on a year over year basis, the Committee also takes into consideration the following factors when determining the size and mix of the equity grants:

  •
  the combined size of the awards over a three-year period;

  •
  the effect of the awards on dilution;

  •
  our total equity compensation costs relative to total expenses; and

  •
  competitive equity compensation practices for comparable positions identified in the Radford Report.

        Director and Executive Officer Stock Ownership Guidelines.    Effective August 5, 2015, we adopted Stock Ownership Guidelines for all Board members and executive officers (designated as such for purposes of Section 16 of the Securities Exchange Act of 1934, as amended). Pursuant to the guidelines, each Board member and executive officer (as a multiple of the designated compensation) should beneficially own not less than the following amount of our common stock:

Board Members	3 times annual cash retainer
Chief Executive Officer	3 times annual base salary
Other Section 16 Officers	1 times annual base salary

        Individuals who are subject to these guidelines at the time of their adoption have five years from the date of their respective appointments (or from the date of adoption of the guidelines, whichever is later) to attain the ownership levels. If an individual becomes subject to a greater ownership amount, due to a promotion or an increase in base salary, the individual is expected to meet such higher ownership amount within the later of the original period or three years from the effective date of the promotion or base salary change.

        2016 Equity Awards.    In February 2016, the Committee approved executive equity grants with approximately 50% of the grants subject to performance-based vesting and 50% subject to time-based vesting. As in past years when setting the level of grants, the Committee took into consideration, to the extent applicable, corporate performance and individual contributions in 2015. The Committee set a ratio of 15% time-based restricted stock units, 35% time-based stock options and 50% performance-based restricted stock units. This compares to a ratio of 25% time-based restricted stock units, 25% time-based stock options and 50% performance-based restricted stock units for grants made in 2015. The ratio of time-based and performance-based vesting and the ratio of restricted stock units to stock options (for time-based vesting awards) was set based on the potential equity compensation expense and the targeted award size, as well as the retention and incentive aspects of each type of award.

        The Committee determines the actual number of stock options and restricted stock units granted to our executive officers based on the ratios above and the value of the award components as prescribed by ASC Topic 718 (except with respect to performance-based restricted stock units, which are valued in the same manner as time-based restricted stock units for this purpose). The Black-Scholes-Merton value for one option share on February 4, 2016, the date of grant, was approximately $8.04 and the closing price of our common stock was $27.70 on the date of grant. Based on the framework described above, where the Committee recommends granting $600,000 in base grant equity value to an executive, the executive would be granted approximately 26,120 option shares (or ($600,000 times 35%) divided by $8.04), approximately 3,250 restricted stock units subject to time-based vesting (or ($600,000 times 15%) divided by $27.70) and approximately 10,830 restricted stock units subject to performance-based and time-based vesting (or ($600,000 times 50%) divided by $27.70). This is reflected in the table below setting forth our 2016 equity award grants.

        The Committee reviewed, assessed and took into consideration competitive equity compensation practices for comparable positions identified in the Radford Report. This input, and the Committee's desire to maintain equity compensation expense within the management's established objective, resulted in the Committee setting a benchmark percentile for our total equity awards of up to the 75th percentile as compared to the peer group in the Radford Report, including performance-based equity compensation elements.

        Performance-based restricted stock unit awards.    Vesting for the performance-based restricted stock unit awards is based on the percentile placement of our total stockholder return among the companies listed in the NASDAQ Healthcare Index (the "Index") and time-based vesting. We calculate total stockholder return based on the one year annualized rates of return reflecting price change plus reinvestment of dividends. The stock price change is calculated based on the average closing prices of the applicable company's common stock for the trailing 20 trading days from the first trading day of March 2016 as compared to the average closing prices for the trailing 20 trading days leading to the first trading day of March 2017. The following table shows the percent of performance-based restricted stock units awards eligible for further time-based vesting based on our percentile placement:

Percentile Placement of Our Total Stockholder Return	Percentage of Performance-Based RSUs Awarded
Below the 35th percentile	0%
At least the 35th percentile, but below the 50th percentile	50%
At or above the 50th percentile	100%

        On March 7, 2017, the Committee confirmed the percentile rank of the Company's total stockholder return based on the calculations described above and determined the number of performance-based restricted stock unit awards eligible for further time-based vesting. The Committee calculated that the Company's total stockholder return based on the calculations above was at the 71.5th percentile of the Index. Therefore, 100% of the shares subject to the performance-based restricted stock units granted in February 2016 are eligible for vesting. The eligible performance-based restricted stock unit awards will vest as follows: 25% of the shares vested immediately on March 7, 2017, with the remaining shares vesting on a semi-annual basis over a period of 36 months commencing on June 15, 2017. Vesting is contingent upon continued service.

        The following table sets forth the equity awards granted by the Committee under the 2009 Equity Incentive Plan to our Named Executive Officers in February 2016:

Named Executive Officer	Number of Shares Underlying Option Award(1)	Number of Time-Based Restricted Stock Units(2)	Number of Performance-Based Restricted Stock Units(3)
Randall A. Lipps	126,250	15,700	52,350
Peter J. Kuipers	17,420	2,170	7,220
Robin G. Seim	26,120	3,250	10,830
J. Christopher Drew	26,120	3,250	10,830
Nhat H. Ngo	43,540	5,420	18,050

(1)
Stock options were granted pursuant to the 2009 Equity Incentive Plan. The exercise price of each of the stock option grants is $27.70, which was the closing price of our common stock on the date of grant, February 4, 2016, as reported on The NASDAQ Global Market. The options vest as to 25% of the shares subject to the grant on the first anniversary of the vesting commencement date of the grant, with the remainder vesting in equal monthly installments over the following 36 months. Vesting is contingent upon continued service. Mr. Ngo received two stock option grants in February 2016: (i) a 21,770 share award as part of his long-term equity compensation and (ii) a special 21,770 share award in recognition of his outstanding performance during 2015.

(2)
Time-based vesting restricted stock units were granted pursuant to the 2009 Equity Incentive Plan. The right to receive the shares underlying the unit grant vest as to 1/8th of the shares in equal semi-annual installments over four years commencing on June 15, 2016. Vesting is contingent upon continued service. Mr. Ngo received two time-based restricted stock unit awards in February 2016: (i) a 2,710 share award as part of his long-term equity compensation and (ii) a special 2,710 share award in recognition of his outstanding performance during 2015.

(3)
Performance-based restricted stock units were granted pursuant to the 2009 Equity Incentive Plan. The right to receive the shares underlying the unit grant vest according to the description set forth in "Performance-based restricted stock unit awards" above. Mr. Ngo received two performance-based restricted stock unit awards in February 2016: (i) a 9,025 share award as part of his long-term equity compensation and (ii) a special 9,025 share award in recognition of his outstanding performance during 2015. Because the Company's total stockholder return was at the 71.5th percentile of the Index, 100% of the initial number of shares subject to the awards granted are eligible for vesting and reflected in this table.

Other Benefits.

        Severance and Change of Control Benefits.    Our executive officers are entitled to certain severance and change of control benefits pursuant to our 2006 Executive Change of Control Benefit Plan and 2007 Severance Benefit Plan. The terms of the 2006 Executive Change of Control Benefit Plan and the 2007 Severance Benefit Plan are described in more detail below in the sections entitled "Severance and Change of Control Arrangements" and "Potential Payments Upon Termination or Change of Control."

        Other Benefits.    We believe that establishing a competitive benefit package consistent with companies with which we compete for employees is an important factor in attracting and retaining talented employees. Thus, we provide our executive officers with employee benefits on the same basis as offered to our full time non-executive employees, including health and dental insurance, supplemental life insurance, short- and long-term disability and a 401(k) plan.

        Perquisites.    The Committee believes that perquisites and other personal benefits should be modest and reasonable and consistent with our desire to enhance the executive's work effectiveness and to otherwise facilitate a balance of his or her personal and work requirement trade-offs. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the executive officers. We provide each executive officer with an annual perquisite allowance of $6,000, or in the case of Mr. Lipps, an allowance of $40,000. The allowance may be used by the executive officer in his or her discretion for financial planning fees, health club memberships, or any other appropriate perquisite, and will not be grossed up for tax purposes. We believe that a perquisite allowance allows us to maintain the competitiveness of our compensation package and, by not adding the allowance to salary, we do not increase our bonus payouts, cost of severance or other elements of pay.

        Tax and Accounting Implications.    Our equity-based compensation policies have been impacted by ASC Topic 718. We have selected a "modified prospective" transition method using the Black-Scholes-Merton option-price method for determining and recording the fair value of share-based award compensation costs. We estimate the fair value of our employee stock awards at the date of grant using certain subjective assumptions, such as expected volatility, based on the historical market price of our stock, and the expected term of the awards, based on our historical experience of employee stock option exercises including forfeitures. Our valuation assumptions used in estimating the fair value of employee share-based awards may change in future periods. We recognize the fair value of awards over the vesting period or the requisite service period. The Committee considers the financial effect of equity compensation awards in determining both the size and type of awards its grants to our executive officers.

        Our compensation policies are also impacted by Section 162(m) of the Code, which denies us a business expense deduction to the extent that compensation paid to any of the executive officers exceeds $1 million, unless the compensation qualifies as "performance-based." The Committee considers the deductibility of compensation under Section 162(m) when setting the Named Executive Officers' compensation. We believe that compensation paid in 2015 under our 2009 Equity Incentive Plan to our Named Executive Officers, other than our Chief Executive Officer, is fully deductible for federal income tax purposes. However, the Committee retains discretion to approve compensation that will not meet the requirements of Section 162(m) in order to ensure competitive levels of total compensation for executive officers. The Committee will continue to evaluate the advisability and practicality of qualifying its executive compensation for such tax deductibility.

Compensation Committee Report(1)

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the "CD&A") contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included

(1)
The material in this report is not "soliciting material," is furnished to, but not deemed "filed" with, the Commission and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, other than the Company's Annual Report on Form 10-K, where it shall be deemed to be "furnished," whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

in this proxy statement and incorporated into the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

COMPENSATION COMMITTEE
Gary S. Petersmeyer, Chair Sara J. White Vance B. Moore

SUMMARY COMPENSATION TABLE

        The following table shows compensation awarded to or paid to, or earned by the Named Executive Officers for the fiscal years ended December 31, 2016, 2015 and 2014:

SUMMARY COMPENSATION TABLE

Named Executive Officer	Year	Salary ($)	Bonus	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)		Total ($)
Randall A. Lipps	2016	640,000	—	1,725,841	1,070,171	546,923	(3)	82,252	(4)	4,065,187
Chairman, President and	2015	633,077	—	1,319,485	467,186	1,024,077	(5)	40,000	(6)	3,483,825
Chief Executive Officer	2014	551,538	—	1,436,500	353,796	796,485		40,000	(6)	3,178,319
Peter J. Kuipers(7)	2016	372,500	—	238,154	147,662	155,923	(3)	—		914,239
Executive Vice President,	2015	128,077	—	737,550	365,790	—		22,500	(8)	1,253,917
Chief Financial Officer	2014	—	—	—	—	—		—		—
Robin G. Seim	2016	368,269	—	366,093	221,409	213,317	(3)	—		1,169,088
President,	2015	347,308	—	715,885	137,408	393,535	(5)	—		1,594,136
Global Automation and	2014	302,769	—	845,000	208,115	306,377		—		1,662,261
Medication Adherence
J. Christopher Drew	2016	368,269	—	366,093	221,409	201,764	(3)	—		1,157,535
President,	2015	352,692	—	388,085	137,408	449,386	(5)	—		1,327,571
North American Automation and	2014	322,462	—	845,000	208,115	295,640		—		1,671,217
Analytics
Nhat H. Ngo	2016	294,000	—	595,248	369,072	191,908	(3)	—		1,450,228
Executive Vice President, Strategy and	2015	294,769	—	194,040	68,704	495,508	(5)	—		1,053,021
Business Development	2014	273,539	—	422,500	104,058	234,399		60,300	(9)	1,094,796

(1)
The dollar amounts represent the grant date fair values of options and restricted stock units calculated in accordance with ASC Topic 718 using (i) the Black-Scholes-Merton model for options, (ii) the product of the number of shares granted and the closing market price of our common stock on the grant date for time-based restricted stock units, and (iii) the average of trial-specific values of the award over each of one million Monte Carlo trials for performance restricted stock units, and the assumptions outlined in the Notes to Omnicell's consolidated financial statements included in its Annual Report on Form 10-K for the years ended December 31, 2016, 2015 and 2014.

(2)
This column sets forth the actual cash bonus award earned for the years ended December 31, 2016, 2015 and 2014 for each Named Executive Officer.

(3)
The 2016 target amount of each Named Executive Officer's annual cash bonus award for the year ended December 31, 2016 under the 2010 Bonus Plan is set forth in the "Grants of Plan-Based Awards in Fiscal 2016" table below. The amounts set forth represent additional compensation earned by the Named Executive Officers for the year ended December 31, 2016 under the 2010 Bonus Plan. For more information regarding the 2010 Bonus Plan, please see the sections of the Compensation Discussion and Analysis titled "Elements of Compensation and 2016 Determinations—Cash Compensation—Performance-Based Bonus" and "Elements of Compensation and 2016 Determinations—Cash Compensation—2016 Targets and Bonus Determinations."

(4)
Consists of a $40,000 annual perquisite allowance paid to Mr. Lipps as described above and an aggregate of $42,252 for travel expenses and airfare for Mr. Lipps and his spouse in attending certain company employee goodwill and performance incentive events and tax gross ups in connection with such expenses and airfare.

(5)
The amounts set forth represent: (i) additional compensation earned by the Named Executive Officers for the year ended December 31, 2015 under the 2010 Bonus Plan plus (ii) the actual long-term cash incentives earned for the year ended December 31, 2015 pursuant to the 2014-2015 Long-Term Performance Cash Awards.

(6)
Consists of a $40,000 perquisite allowance paid to Mr. Lipps.

(7)
Mr. Kuipers joined the Company on August 24, 2015 and did not receive any compensation from Omnicell during 2014.

(8)
Consists of $22,500 one-time cash bonus paid by Omnicell in recognition of Mr. Kuipers' contributions to the Company's acquisition of Aesynt Incorporated during Q3 2015. Because Mr. Kuipers joined the Company on August 24, 2015, he was not eligible to participate in the 2010 Bonus Plan for Q3 2015.

(9)
Consists of $60,300 one-time cash bonus paid by Omnicell for completion of acquisition of Surgichem Limited. During the fourth quarter of 2014, Mr. Ngo did not receive a quarterly bonus under the 2010 Bonus Plan as the acquisition of Surgichem Limited had not been completed due to regulatory review. In September 2014 and following the completion of Surgichem Limited acquisition, the Committee approved the spot bonus to Mr. Ngo in an amount equal to the amount Mr. Ngo would have received under the 2010 Bonus Plan for the fourth quarter of 2014 had the acquisition been completed during 2014.

GRANTS OF PLAN-BASED AWARDS

        The following table shows for the fiscal year ended December 31, 2016, certain information regarding grants of plan-based awards to the Named Executive Officers:

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2016

Named Executive Officer	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target(1)(2) ($)	All Other Stock Awards: Number of Units of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Randall A. Lipps	—	825,000	—		—		—	—
	02/04/2016	—	52,350	(4)	—		—	1,290,951
	02/04/2016	—	15,700	(5)	—		—	434,890
	02/04/2016	—	—		126,250	(6)	27.70	1,070,171
Peter J. Kuipers	—	262,500	—		—		—	—
	02/04/2016	—	7,220	(4)	—		—	178,045
	02/04/2016	—	2,170	(5)	—		—	60,109
	02/04/2016	—	—		17,420	(6)	27.70	147,662
Robin G. Seim	—	337,500	—		—		—	—
	02/04/2016	—	10,830	(4)	—		—	276,068
	02/04/2016	—	3,250	(5)	—		—	90,025
	02/04/2016	—	—		26,120	(6)	27.70	221,409
J. Christopher Drew	—	337,500	—		—		—	—
	02/04/2016	—	10,830	(4)	—		—	276,068
	02/04/2016	—	3,250	(5)	—		—	90,025
	02/04/2016	—	—		26,120	(6)	27.70	221,409
Nhat H. Ngo	—	270,000	—		—		—	—
	02/04/2016	—	9,025	(4)	—		—	222,557
	02/04/2016	—	2,710	(5)	—		—	75,067
	02/04/2016	—	—		21,770	(6)	27.70	184,536
	02/04/2016	—	9,025	(4)	—		—	222,557
	02/04/2016	—	2,710	(5)	—		—	75,067
	02/04/2016	—	—		21,770	(6)	27.70	184,536

(1)
This column sets forth the target amount of each Named Executive Officer's annual cash bonus award for the year ended December 31, 2016 under the 2010 Bonus Plan. The actual cash bonus award earned for the year ended December 31, 2016 for each Named Executive Officer is set forth in the Summary Compensation Table above. As such, the amounts set forth in this column do not represent additional compensation earned by the Named Executive Officers for the year ended December 31, 2016. For more information regarding the 2010 Bonus Plan and the performance-based cash bonus awards granted thereunder, please see "—Elements of Executive Compensation—Performance-Based Bonus." Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)
Under Omnicell's bonus plans, if the Company does not achieve its Corporate Threshold Targets the Named Executive Officers are not entitled to a cash bonus award. For more information regarding Omnicell's bonus plans and the performance-based cash bonus awards granted thereunder, please see "—Elements of Executive Compensation—Performance-Based Bonus."

(3)
The dollar amounts in this column represent the grant date fair value calculated in accordance with ASC Topic 718 using (i) the Black-Scholes-Merton model for options, (ii) the product of the number of shares granted and the closing market price of our common stock on the grant date for time-based restricted stock units, and (iii) the average of trial-specific values of the award over each of one million Monte Carlo trials for performance restricted stock units, and the assumptions outlined in Note 11 of Omnicell's consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2016.

(4)
Performance-based restricted stock units were granted pursuant to the 2009 Equity Incentive Plan. The right to receive the shares underlying the unit grant vest according to the description set forth in "Performance-based restricted stock unit awards" above. The number of shares reflects 100% of the shares that are be eligible for vesting as the Company assuming the full achievement metric is confirmed by the Committee.

(5)
Time-based vesting restricted stock units were granted pursuant to the 2009 Equity Incentive Plan. The right to receive the shares underlying the unit grant vest as to 1/8th of the shares in equal semi-annual installments over four years commencing on June 15, 2016. Vesting is contingent upon continued service.

(6)
Stock options were granted pursuant to the 2009 Equity Incentive Plan. The shares subject to the option vest as to 25% of the shares one year following the vesting commencement date, February 4, 2016, and 1/48th of the shares in equal monthly installments over the following 36 months. Vesting is contingent upon continued service.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

        Employment Agreements.    Each of our executive officers is an "at-will employee." The following Named Executive Officers have entered into written employment agreements with us:

        Peter J. Kuipers, Executive Vice President, Chief Financial Officer.    Mr. Kuipers entered into an employment agreement with Omnicell dated August 11, 2015. The primary elements covered in Mr. Kuipers' employment agreement include: an initial bi-weekly salary of $14,230.77, an annual equivalent of $370,000; a stock option grant to purchase up to 37,500 shares of Omnicell common stock, 1/4th of the shares subject to the award vesting on the one year anniversary of the vesting commencement date and 1/48th of the shares vesting monthly thereafter over the next three years; a restricted stock unit grant of 22,500 shares of Omnicell common stock, which will vest in equal increments every 6 months on June 15 and December 15 over a four-year vesting period; eligibility to participate in the quarterly executive bonus plan; and inclusion in the executive change of control plan. Mr. Kuipers' employment agreement also provides for certain severance benefits as described under the section titled "Severance and Change of Control Arrangements."

        Robin G. Seim, President, Global Automation and Medication Adherence.    Mr. Seim entered into an employment agreement with Omnicell dated November 28, 2005, and amended December 2010. The primary elements covered in Mr. Seim's employment agreement include: an initial monthly salary of $18,333.34, an annual equivalent of $220,000; a stock option grant to purchase up to 190,000 shares of Omnicell common stock, 1/4th of the shares subject to the award vesting on the one year anniversary of the vesting commencement date and 1/48th of the shares vesting monthly thereafter over the next three years; eligibility to participate in the quarterly executive bonus plan; and inclusion in the executive change of control plan. Mr. Seim's employment agreement also provides for certain severance benefits as described under the section titled "Severance and Change of Control Arrangements."

        Nhat H. Ngo, Executive Vice President, Strategy and Business Development.    Mr. Ngo entered into an employment agreement with Omnicell dated October 17, 2008, and amended December 2010. The primary elements covered in Mr. Ngo's employment agreement include: an initial monthly salary of $20,000, an annual equivalent of $240,000; a stock option grant to purchase up to 60,000 shares of Omnicell common stock, 1/4th of the shares subject to the award vesting on the one year anniversary of the vesting commencement date and 1/48th of the shares vesting monthly thereafter over the next three years; eligibility to participate in the quarterly executive bonus plan; and inclusion in the executive change of control plan.

        We do not have employment agreements with Randall A. Lipps, President and Chief Executive Officer, or J. Christopher Drew, President, North American Automation and Analytics. Please see the Compensation Discussion and Analysis above for more information regarding the elements of our compensation program and arrangements for our Named Executive Officers.

        Quarterly Cash Bonus Awards.    The 2010 Bonus Plan provided for quarterly cash bonus awards to reward executive officers for performance in the prior fiscal quarter. For more information regarding Omnicell's 2010 Bonus Plan, please see the sections of the Compensation Discussion and Analysis titled "Elements of Compensation and 2016 Determinations—Cash Compensation—Performance-Based Bonus" and "Elements of Compensation and 2016 Determinations—Cash Compensation—2016 Targets and Bonus Determinations."

        Long-Term Performance Cash Incentive.    In February 2016, the Committee approved long-term performance cash awards pursuant to the Company's 2009 Equity Incentive Plan that will vest and pay a cash bonus to our Named Executive Officers upon the Company's achievement of certain revenue goals for the fiscal year ending December 31, 2017. For more information regarding these awards, please see the sections of the Compensation Discussion and Analysis titled "Elements of Compensation and 2016 Determinations—Cash Compensation—Long-Term Performance Cash Incentive."

        Equity Compensation Awards.    Consistent with its practices for awarding stock options and restricted stock units described in the Compensation Discussion and Analysis above, the Committee approved equity compensation awards in the form of stock options and restricted stock units to each of the Named Executive Officers in February 2016 and February 2017. For more information regarding our equity compensation awards, please see the section of the Compensation Discussion and Analysis titled "Elements of Compensation and 2016 Determinations—Equity Compensation." In addition, the Named Executive Officers' equity compensation awards may, under certain circumstances, be subject to accelerated vesting in the event of a change of control. For more information regarding the accelerated vesting provisions and treatment of the equity compensation awards in the event of a change of control, see the sections titled "Severance and Change of Control Arrangements" and "Potential Payments Upon Termination or Change of Control" below.

        Other Benefits.    For a description of the other elements of our executive compensation program, see the section "Other Benefits" in the Compensation Discussion and Analysis above.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

        The following table shows for the fiscal year ended December 31, 2016, certain information regarding outstanding equity awards at fiscal year-end for the Named Executive Officers:

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2016

	Option Awards						Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($)(5)
Randall A. Lipps	40,000	(1)	0	(1)	12.48	02/02/2020	10,625	(4)	360,188
	18,200	(1)	0	(1)	14.10	02/01/2021	14,166	(4)	480,227
	42,500	(1)	0	(1)	16.70	02/06/2022	52,350	(4)	1,774,665
	38,333	(1)	1,667	(1)	17.29	02/04/2023	5,313	(3)	180,111
	30,104	(1)	12,396	(1)	25.08	02/03/2024	7,084	(3)	240,148
	19,479	(1)	23,021	(1)	34.02	02/05/2025	11,775	(3)	399,173
	0	(1)	126,250	(1)	27.70	2/03/2026
Peter J. Kuipers	11,718	(1)	25,782	(1)	32.78	08/31/2025	7,220	(4)	244,758
	0	(1)	17,420	(1)	27.70	02/03/2026	14,063	(3)	476,736
							1,628	(3)	55,189
Robin G. Seim	3,281	(1)	730	(1)	17.29	02/04/2023	6,250	(4)	211,875
	4,688	(1)	7,292	(1)	25.08	02/03/2024	4,166	(4)	141,227
	5,729	(1)	6,771	(1)	34.02	02/05/2025	10,830	(4)	367,137
	0	(1)	26,120	(1)	27.70	02/03/2026	3,125	(3)	105,938
							2,084	(3)	70,648
							6,250	(3)	211,875
							2,438	(3)	82,648
J. Christopher Drew	22,500	(2)	0	(2)	17.95	02/05/2018	6,250	(4)	211,875
	7,250	(2)	0	(2)	7.94	02/03/2019	4,166	(4)	141,227
	15,000	(1)	0	(1)	12.48	02/02/2020	10,830	(4)	367,137
	13,600	(1)	0	(1)	14.10	02/01/2021	3,125	(3)	105,938
	20,000	(1)	0	(1)	16.70	02/06/2022	2,084	(3)	70,648
	23,958	(1)	1,042	(1)	17.29	02/04/2023	2,438	(3)	82,648
	17,708	(1)	7,292	(1)	25.08	02/03/2024
	5,729	(1)	6,771	(1)	34.02	02/05/2025
	0	(1)	26,120	(1)	27.70	02/03/2026
Nhat H. Ngo	1,823	(1)	0	(1)	16.70	02/06/2022	3,125	(4)	105,938
	4,427	(1)	521	(1)	17.29	02/04/2023	2,083	(4)	70,614
	8,854	(1)	3,646	(1)	25.08	02/03/2024	9,025	(4)	305,948
	2,864	(1)	3,386	(1)	34.02	02/05/2025	9,025	(4)	305,948
	0	(1)	21,770	(1)	27.70	02/03/2026	1,563	(3)	52,986
	0	(1)	21,770	(1)	27.70	02/03/2026	1,042	(3)	35,324
							2,033	(3)	68,919
							2,033	(3)	68,919

(1)
Stock options were granted pursuant to Omnicell's 2009 Equity Incentive Plan. The shares subject to the option vest as to 25% of the shares one year from the vesting commencement date and 1/48th of the shares vest in equal monthly installments over the following 36 months. Vesting is contingent upon continued service.

(2)
Stock options were granted pursuant to Omnicell's 1999 Equity Incentive Plan. The shares are fully vested.

(3)
Restricted stock unit awards were granted pursuant to Omnicell's 2009 Equity Incentive Plan. The shares subject to the award vest semi-annually over 48 months. Vesting is contingent upon continued service.

(4)
Performance-based restricted stock units were granted pursuant to Omnicell's 2009 Equity Incentive Plan. The right to receive the shares underlying the unit grant vest according to the description set forth in "Performance based restricted stock unit awards" above.

(5)
The dollar amount is calculated based upon $33.90 per share, the closing price of Omnicell's stock on December 30, 2016.

OPTION EXERCISES AND STOCK VESTED

        The following table shows certain information regarding option exercises and stock vested with respect to the Named Executive Officers during the fiscal year ended December 31, 2016:

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2016

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Randall A. Lipps			5,000	165,650
			5,000	169,500
			5,312	175,987
			5,313	180,111
			3,542	117,346
			7,083	192,091
			3,542	120,074
			2,656	90,038
			2,656	87,993
			1,771	58,673
			1,771	60,037
			1,962	65,001
			1,963	66,546
			2,500	84,750
			2,500	82,825
Peter J. Kuipers			2,812	95,327
			2,813	93,195
			271	8,978
			271	9,187
Robin G. Seim	3,645	36,158
	3,126	44,702
	3,281	44,983
			2,187	72,455
			2,188	74,173
			3,125	105,938
			3,125	103,531
			1,042	35,324
			1,042	34,521
			2,083	56,491
			1,562	51,749
			1,563	52,986
			521	17,261
			521	17,662
			1,250	42,375
			1,250	41,413
			406	13,451
			406	13,763
			1,094	36,244
			1,094	37,087

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
J. Christopher Drew	20,000	219,994
	15,000	254,144
	15,000	160,252
	15,000	294,393
			3,125	105,938
			3,125	103,531
			3,125	103,531
			3,125	105,938
			2,083	56,491
			1,042	35,324
			1,042	34,521
			1,562	51,749
			1,563	52,986
			521	17,662
			521	17,261
			406	13,451
			406	13,763
			1,562	51,749
			1,563	52,986
Nhat H. Ngo			1,562	51,749
			1,563	52,986
			1,562	51,749
			1,563	52,986
			1,563	52,986
			1,562	51,749
			521	17,261
			521	17,662
			1,042	28,259
			781	26,476
			781	25,875
			261	8,647
			260	8,814
			339	11,492
			338	11,198
			339	11,492
			338	11,198
			782	26,510
			781	25,875

(1)
The value realized on exercise is equal to the difference between the fair market value of Omnicell common stock at exercise and the option's exercise price, multiplied by the number of shares for which the option was exercised.

(2)
The value realized on vesting is equal to the closing price of Omnicell common stock on the vesting date, multiplied by the number of shares that vested.

SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

        We believe an important part of our executive compensation package and a factor in attracting and retaining talented executives is the severance and change of control benefits we provide to our executives. In 2006, we adopted the Executive Change of Control Benefit Plan and, in 2007, we adopted a Severance Benefit Plan. In addition, certain of our Named Executive Officers have individual severance and change of control agreements with the Company.

  2006 Executive Change of Control Benefit Plan

        Our executive officers have been provided certain severance and change in control benefits pursuant to our 2006 Executive Change of Control Benefit Plan, as amended by the Compensation Committee on October 20, 2015 (the "2006 Change of Control Plan"). The 2006 Change of Control Plan provides that, in the event of (i) an Acquisition of Omnicell (as defined in the 2006 Change of Control Plan), and (ii) termination without cause or constructive termination of an officer's employment with Omnicell (as defined in the 2006 Change of Control Plan) or its successor within 12 months of such change of control, such officer shall be entitled to receive (a) severance pay, in a lump sum, equivalent to 12 months' salary at such officer's base rate of pay in effect immediately prior to such termination and (b) full acceleration of each outstanding unvested Award (as defined in the Company's 2009 Equity Incentive Plan) granted to such officer that remain subject solely to time-based vesting immediately prior to such Acquisition, provided, in each case, that such officer executes Omnicell's standard waiver and release agreement.

  2007 Severance Benefit Plan

        In January 2007, the Compensation Committee adopted the Severance Benefit Plan, as amended and restated (the "2007 Severance Plan") that applies to full time regular employees of Omnicell, including our Named Executive Officers. The 2007 Severance Plan provides for the payment of certain benefits to an employee if (i) an employee's employment with us is involuntarily terminated by us without Cause (as such term is defined in the 2007 Severance Plan), or (ii) an employee's employment with us is terminated as a result of a reduction in force, or (iii) an employee is selected by the Plan Administrator (as such term is defined in the 2007 Severance Plan) in its sole discretion to receive the benefits set forth in the Plan in the event of the employee's termination. Employees that fit within one of the categories described above are considered "Eligible Employees" (as defined in more detail in the 2007 Severance Plan). Any executive who has executed an individually negotiated employment contract or agreement with us relating to severance benefits that is in effect on his or her termination shall be entitled to receive severance benefits, if any, as governed by the terms of his or her individually negotiated employment contract or agreement and shall be governed by the 2007 Severance Plan only to the extent that the reduction of benefits under the 2007 Severance Plan does not entirely eliminate benefits under this plan.

        Cash Severance Benefit—Our Executive Officers who are considered Eligible Employees under the plan are entitled to receive a cash severance benefit in a lump sum equal to 12 months of Base Salary (as such term is defined in the 2007 Severance Plan) and an additional two months of Base Salary for each five years of service to Omnicell.

        Continued Group Health Plan Benefits—In the event the Eligible Employee timely elects continued coverage of a health, dental or vision plan sponsored by us under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), we will reimburse the Eligible Employee for the same portion of the Eligible Employee's premiums for COBRA continuation coverage (including coverage for the Eligible Employee's eligible dependents) that we paid for the Eligible Employee's active employee coverage under our group health plans, for an equal number of months as the cash severance benefit described above.

        Outplacement Assistance—Eligible Employees shall be entitled to outplacement assistance, the scope of which shall be determined by the Company in our sole discretion.

        We may, in our sole discretion, provide benefits in addition to those benefits set forth in the 2007 Severance Plan. In addition, we, in our sole discretion, have the authority to reduce an Eligible Employee's severance benefits, in whole or in part.

  Executive Severance Arrangements

        Robin G. Seim.    Pursuant to his employment agreement with us dated November 28, 2005, and amended December 2010 (the "Seim Agreement"), upon an Acquisition of the Company (as defined in the Seim Agreement) and either: (i) a termination without Cause (as defined in the Seim Agreement), (ii) the material reduction in responsibilities without Cause and Mr. Seim has a separation of service from the Company or (iii) the change in principal location of his responsibilities outside of Santa Clara, San Francisco or San Mateo counties and Mr. Seim has a separation of service from the Company, Mr. Seim will receive 12 months' salary at his base rate of pay in effect immediately prior to the occurrence described above. In addition, the unvested portion of each stock option granted to Mr. Seim under our equity incentive plans shall accelerate and immediately become fully-vested and exercisable. The foregoing terms are equivalent to the terms offered to each executive officer pursuant to the 2006 Change of Control Plan described above. In the event Mr. Seim's employment is terminated by Omnicell without Cause, Mr. Seim will be entitled to receive a one-time payment equal to six months' salary calculated at his base rate of pay in effect immediately prior to termination.

Potential Payments Upon Termination or Change of Control

        The amount of compensation and benefits payable to each Named Executive Officer in various termination situations has been estimated in the table below, which describes the potential payments and benefits upon employment termination for each executive as if his or her employment had terminated as of December 30, 2016, the last business day of Omnicell's fiscal year. See "—Severance and Change of Control Arrangements" above for a description of the compensation and benefits payable to the Named Executive Officers in certain termination situations. The actual amount of compensation and benefits payable in any termination event can only be determined at the time of the termination of the Named Executive Officer's employment with us.

	No Change in Control Involuntary Termination without Cause or qualified as "Eligible Employee"						Change in Control Involuntary Termination without Cause or constructive termination
Named Executive Officer	Base Salary ($)		Equity Award Vesting Acceleration ($)	COBRA Premiums ($)		Total ($)	Base Salary(1) ($)	Equity Award Vesting Acceleration(2) ($)	COBRA Premiums ($)	Total ($)
Randall A. Lipps	1,100,000	(3)	—	45,776	(3)	1,145,776	660,000	2,576,855	—	3,236,855
Peter J. Kuipers	375,000			21,594		396,594	375,000	668,805	—	1,043,805
Robin G. Seim	500,000	(3)(4)	—	25,741	(3)	525,741	375,000	1,061,783	—	1,436,783
J. Christopher Drew	625,000	(3)	—	45,798	(3)	670,798	375,000	855,090	—	1,230,090
Nhat H. Ngo	350,000	(3)		32,044		382,044	300,000	713,051	—	1,013,051

(1)
Pursuant to the terms of the 2006 Change of Control Benefit Plan, Omnicell's executive officers receive severance pay equivalent to 12 months' salary at such officer's base rate of pay in effect immediately prior to such termination.

(2)
Pursuant to the terms of the 2006 Change of Control Benefit Plan, Omnicell's executive officers receive full acceleration of any outstanding unvested Award (as defined in the Company's 2009 Equity Incentive Plan) granted to such executive officer that remain subject solely to time-based vesting immediately prior to such Acquisition. The dollar amounts in this column represents: (i) the difference in the closing price of Omnicell common stock on December 30, 2016 ($33.90) with respect to the outstanding unvested option shares as of December 30, 2016, minus the exercise price of the outstanding unvested option shares, plus (ii) the closing price of Omnicell common stock on December 30, 2016 ($33.90) with respect to unvested time-based restricted stock units and unvested time-based performance stock units.

(3)
Pursuant to the terms of the 2007 Severance Plan, in addition to the 12 months' salary and COBRA premium reimbursement as severance, Mr. Lipps would receive an additional eight months of salary and COBRA reimbursement due to his tenure with us, Mr. Drew would receive an additional eight months of salary and COBRA reimbursement due to his tenure with us, Mr. Seim would receive an additional four months of salary and COBRA reimbursement due to his tenure with us and Mr. Ngo would receive an additional two months of salary and COBRA reimbursement due to his tenure with us.

(4)
The above numbers reflect severance to Mr. Seim under the 2007 Severance Plan as those amounts are generally more advantageous than those in his individual employment agreement.

RISK ANALYSIS OF OUR COMPENSATION PLANS

        The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. The design of our compensation policies and programs encourage our employees to remain focused on both the short-and long-term goals of the Company. For example, while our cash bonus plans measure performance on a quarterly or annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk- taking. The Compensation Committee believes that the balance of long-term equity incentive, short-term cash incentive bonus and base salary appropriately balances both the short and long term performance goals of the Company without encouraging excessive risk related behavior. While the Compensation Committee regularly evaluates its compensation programs, the Compensation Committee believes that its current balance of incentives both adequately compensates its employees and does not promote excessive risk taking.

DIRECTOR COMPENSATION

        We believe it is essential for our long-term success to attract highly talented candidates for our Board. Commensurate with this philosophy, the Board compensates its non-employee directors primarily with long-term equity- based compensation and also provides each with a cash fee on a quarterly basis. In late 2015, the Compensation Committee engaged Radford to assist in reviewing the compensation of our non-employee directors, including providing the Board with an updated report and benchmarking analysis of our non-employee director compensation relative to the peer companies identified in the Radford Report. As part of its engagement, Radford provided the Compensation Committee with a report summarizing the benchmarking analysis (the "Radford Director Compensation Report").

        After review and discussion of the Radford Director Compensation Report, and upon recommendation by the Compensation Committee, the Board determined that the annual equity and cash compensation for Board and committee service was in line with the targeted 75th percentile and recommended no change to the then current Board of Director compensation.

        After review and discussion on February 4, 2016, the Compensation Committee recommended, and the Board approved continuing the then-current Board of Director compensation as described below, with one change such that if a director is unable to attend a meeting in person due to restricted travel pursuant to a doctor's orders or due to bereavement for a family member, then the 50% reduction in director fees for not participating in such meeting in person will be waived.

  •
  Each non-employee member of the Board shall receive cash compensation in the amount of (i) $22,500 per quarter at the time of and upon physical attendance at each quarterly Board meeting and is eligible for reimbursement for expenses incurred in attending Board and Committee meetings; or (ii) $11,250 per quarter if such non-employee member of the Board fails to attend such quarterly Board meeting or attends such quarterly Board meeting remotely via electronic means.

  •
  The initial option grants provided to new directors shall be a grant of non-qualified stock options valued at $150,000 as of the date of grant (the "Initial Stock Option Grant"). The Initial Stock Option Grant will vest as to 1/3rd of the shares on each anniversary of the date of grant.

  •
  Each non-employee member of the Board continuing his or her service on the Board following the annual meeting of stockholders shall receive a restricted stock grant valued at $120,000 as of the date of grant (the "Annual Restricted Stock Grant"). The Annual Restricted Stock Grant

    shall vest in full on the date of the following annual meeting, so long as the recipient remains a director until such date.

  •
  The Chairperson of the Audit Committee shall receive annual compensation for his or her service as the Chairperson in an amount equal to $40,000. Such compensation shall be paid as follows: (i) at each quarterly Board meeting the Chairperson shall receive cash compensation in the amount of $5,000; and (ii) each year at the time of the Company annual meeting of stockholders, the Chairperson shall be granted a restricted stock grant valued at $20,000 as of the date of grant. Such grant will vest in full at the time of the following year's annual meeting of stockholders, so long as the director continues to serve as the Chairperson of the Audit Committee.

  •
  Each non-chair member of the Audit Committee shall receive annual compensation for his or her service on the Audit Committee in an amount equal to $20,000. Such compensation shall be paid a follows: (i) at each quarterly Board meeting each non-chair member of the Audit Committee shall receive cash compensation in the amount of $2,500; and (ii) each year at the time of the Company annual meeting of stockholders, each non-chair member of the Audit Committee shall be granted a restricted stock grant valued at $10,000 as of the date of grant. Such grant will vest in full at the time of the following year's annual meeting of stockholders, so long as the director continues to serve as a non-chair member of the Audit Committee.

  •
  The Chairperson of the Corporate Governance Committee shall receive annual compensation for his or her service as the Chairperson in an amount equal to $22,000. Such compensation shall be paid as follows: (i) at each quarterly Board meeting the Chairperson shall receive cash compensation in the amount of $2,750; and (ii) each year at the time of the Company annual meeting of stockholders, the Chairperson shall be granted a restricted stock grant valued at $11,000 as of the date of grant. Such grant will vest in full at the time of the following year's annual meeting of stockholders, so long as the director continues to serve as the Chairperson of the Corporate Governance Committee.

  •
  Each non-chair member of the Corporate Governance Committee shall receive annual compensation for his or her service on the Corporate Governance Committee in an amount equal to $15,000. Such compensation shall be paid a follows: (i) at each quarterly Board meeting each non-chair member of the Corporate Governance Committee shall receive cash compensation in the amount of $1,875; and (ii) each year at the time of the Company annual meeting of stockholders, each non-chair member of the Corporate Governance Committee shall be granted a restricted stock grant valued at $7,500 as of the date of grant. Such grant will vest in full at the time of the following year's annual meeting of stockholders, so long as the director continues to serve as a non-chair member of the Corporate Governance Committee.

  •
  The Chairperson of the Compensation Committee shall receive annual compensation for his or her service as the Chairperson in an amount equal to $40,000. Such compensation shall be paid as follows: (i) at each quarterly Board meeting the Chairperson shall receive cash compensation in the amount of $5,000; and (ii) each year at the time of the Company annual meeting of stockholders, the Chairperson shall be granted a restricted stock grant valued at $20,000 as of the date of grant. Such grant will vest in full at the time of the following year's annual meeting of stockholders, so long as the director continues to serve as the Chairperson of the Compensation Committee.

  •
  Each non-chair member of the Compensation Committee shall receive annual compensation for his or her service on the Compensation Committee in an amount equal to $20,000. Such compensation shall be paid a follows: (i) at each quarterly Board meeting each non-chair member of the Compensation Committee shall receive cash compensation in the amount of $2,500; and (ii) each year at the time of the Company annual meeting of stockholders, each non-chair member of the Compensation Committee shall be granted a restricted stock grant valued at $10,000 as of the date of grant. Such grant will vest in full at the time of the following year's annual meeting of stockholders, so long as the director continues to serve as a non-chair member of the Compensation Committee.

  •
  Each member of the Mergers & Acquisitions Committee shall receive, for his or her service on the Mergers & Acquisitions Committee, a per-meeting cash compensation fee in the amount of $1,250 for each meeting duly convened and held that such member attends. Such compensation shall be paid at each quarterly Board meeting.

  •
  The Independent Lead Director shall receive annual compensation for his or her service in such capacity in an amount equal to $35,000. Such compensation shall be paid as follows: (i) at each quarterly Board meeting the Lead Independent Director shall receive cash compensation in the amount of $4,375; and (ii) each year at the time of the Company annual meeting of stockholders, the Lead Independent Director shall be granted a restricted stock grant valued at $17,500 as of the date of grant. Such grant will vest in full at the time of the following year's annual meeting of stockholders, so long as the recipient remains a director until such date.

  •
  If a new director does not begin his or her initial term coincident with the occurrence of the Company's annual meeting of stockholders, then such director shall be entitled to receive his or her applicable restricted stock grants described above on an annualized pro-rata basis covering the time of his or her service up to the next annual meeting.

  •
  If a director is unable to attend a meeting in person due to restricted travel pursuant to doctor's orders or due to bereavement for a family member, then the 50% reduction in director fees for not participating in person will be waived.

        The table below summarizes, for the fiscal year ended December 31, 2016, certain information with respect to the compensation of all non-employee directors of Omnicell. Mr. Lipps, our Chairman, President and Chief Executive Officer, did not receive compensation for serving on the Board.

DIRECTOR COMPENSATION FOR FISCAL 2016

Director	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards(1)(3) ($)	All Other Compensation ($)	Total ($)
James T. Judson	130,000	157,445	—	—	287,445
Randy D. Lindholm(4)	83,750	139,975	—	—	223,725
Vance B. Moore	105,000	129,961	—	—	234,961
Mark W. Parrish	97,500	127,466	—	—	224,966
Gary S. Petersmeyer	115,000	146,220	—	—	261,220
Sara J. White	103,500	137,249	—	—	240,749
Joanne B. Bauer	99,375	129,961	—	—	229,336
Bruce D. Smith	97,500	127,466	—	—	224,966

(1)
The dollar amounts in this column represent the grant date fair value of stock awards calculated in accordance with ASC Topic 718 and the assumptions outlined in Note 11 of Omnicell's consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2016.

(2)
The aggregate number of shares subject to outstanding stock awards granted in 2016 for each of the directors listed in the table above was as follows: Mr. Judson, 4,984; Mr. Lindholm, 4,431; Mr. Petersmeyer, 4,628; Ms. White, 4,344; Mr. Moore, 4,114; Mr. Parrish, 4,035; Ms. Bauer, 4,114; and Mr. Smith,4,035.

(3)
No options were granted to the individuals in the table in 2016. The aggregate number of shares subject to outstanding stock options held by each of the directors listed in the table above as of December 31, 2016 was as follows: Mr. Judson, 29,591; Mr. Lindholm, 0; Mr. Petersmeyer,0; Ms. White, 3,443; Mr. Moore, 25,951; Mr. Parrish 25,278; Ms. Bauer, 19,329 and Mr. Smith, 17,862.

(4)
On October 6, 2016, Randy D. Lindholm resigned as a member of the Board, effective as of October 7, 2016.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information as of December 31, 2016 regarding our 1997 Employee Stock Purchase Plan, 1999 Equity Incentive Plan and 2009 Equity Incentive Plan, each of which has been approved by our stockholders, as well as our 2003 Equity Incentive Plan, which was not approved by our stockholders:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,901,036	(1)	26.31	9,117,681	(2)
Equity compensation plans not approved by security holders	2,400	(3)	17.47	0
Total	3,903,436		26.30	9,117,681

(1)
Includes 222,179 shares subject to outstanding awards pursuant to our 1999 Equity Incentive Plan and 3,678,857 shares subject to outstanding awards pursuant to the 2009 Equity Incentive Plan. Since the stockholder's adoption of our 2009 Equity Incentive Plan in May 2009, no further awards have been or will be granted pursuant to the 1999 Equity Incentive Plan and any outstanding stock awards from the 1999 Equity Incentive Plan that are forfeited or cancelled will be returned to the 2009 Equity Incentive Plan.

(2)
Includes 2,831,159 shares available for purchase pursuant to the 1997 Employee Stock Purchase Plan.

(3)
Represents outstanding awards pursuant to 2003 Equity Incentive Plan. Since the stockholder's adoption of our 2009 Equity Incentive Plan, no further awards have been or will be granted pursuant to the 2003 Equity Incentive Plan and any outstanding awards from the 2003 Equity Incentive Plan that are forfeited or cancelled have been or will be returned to the 2009 Equity Incentive Plan.

2003 Equity Incentive Plan

        In April 2003, Omnicell's Board adopted the 2003 Equity Incentive Plan (the "2003 Plan"). A total of 500,000 shares of common stock were initially reserved for issuance under the 2003 Plan and Omnicell currently has options outstanding to purchase 2,400 shares under the 2003 Plan. No shares remain available for issuance under the 2003 Plan and no further awards will be granted pursuant to the 2003 Plan. The 2003 Plan provided for the issuance of non-qualified options, stock bonuses and rights to acquire restricted stock to our employees, directors and consultants. Options granted under the 2003 Plan must have an exercise price of not less than 70% of the fair market value of the stock on the date of grant and generally become exercisable over periods of up to four years, generally with one-fourth of the shares vesting one year from the vesting commencement date with respect to initial grants, and the remaining shares vesting in 36 equal monthly installments thereafter. Options under the 2003 Plan generally expire ten years from the date of grant.

        If Omnicell sells, leases or disposes of all or substantially all of its assets, or is acquired pursuant to a merger or consolidation, then the surviving entity may assume or substitute all outstanding awards under the 2003 Plan. If the surviving entity does not assume or substitute these awards, then generally the vesting and exercisability of the stock awards will accelerate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Practices

        Our executive officers and directors are only permitted to enter into a material transaction or agreement with the Company with the prior consent of the Corporate Governance Committee of the Board. In approving or rejecting the proposed transaction or agreement, the Corporate Governance Committee considers the relevant facts and circumstances available, including, but not limited to the risks, the costs and the benefits to Omnicell, the terms of the transaction or agreement, the availability of other sources for comparable services or products, and, if applicable, the impact on a director's independence. The Corporate Governance Committee approves only those transactions or agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as the Corporate Governance Committee determines in the good faith exercise of its discretion. The Corporate Governance Committee has adopted a written Related-Person Transaction Policy that can be found in the "Corporate Governance" section on Omnicell's corporate website at www.omnicell.com, under "Investor Relations."

        We have entered into indemnity agreements with our executive officers and directors which provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Omnicell, and otherwise to the fullest extent permitted under Delaware law and our Bylaws. Other than with respect to the entry into indemnity agreements and compensation related arrangements, there have been no transactions since January 1, 2015, and there are no currently proposed transactions, in which Omnicell was or is a participant and the amount involved exceeds $120,000, in which any related person had or will have a direct or indirect material interest.

        The Board noted that Mr. Moore, a member of the board, served as the President and Chief Executive Officer of Resource Optimization & Innovation, LLC ("ROi"), the supply chain division of Mercy Health ("Mercy"), from July 2006 until April 2011, Senior Vice President, Operations, of Mercy from April 2011 until February 2016, and has served as President, Business Integration of Mercy since February 2016. Effective December 31, 2009, we entered into a group purchasing organization (GPO) agreement with ROi, whereby we agreed to provide products and services to ROi's members, including hospitals within Mercy. We recorded revenue from Mercy of approximately $7.7 million, $4.1 million and $1.8 million for the years ended December 31, 2014, 2015 and 2016, respectively. The Board determined that Mr. Moore did not derive any direct or indirect material benefit from the agreement with ROi and believes that the agreement is in Omnicell's best interest and on terms no less favorable than could be obtained from other third party group purchasing organizations.

        The Board also noted that Mr. Smith serves as Senior Vice President and Chief Information Officer of Advocate Health and Hospitals Corporation ("Advocate"). Effective December 2005, the Company entered into a master agreement with Advocate, whereby the Company agreed to provide products and services to Advocate. Effective September 2011, we entered into a corporate partnership agreement with Advocate, whereby we agreed to provide products and services to Advocate members at discounted pricing in consideration for Advocate members' commitment to utilize Omnicell as their sole source provider for automated pharmacy dispensing cabinets. We recorded revenue from Advocate of approximately $2.3 million, $2.1 million and $562 thousand for the years ended December 31, 2014, 2015 and 2016, respectively. The Board determined that Mr. Smith did not derive any direct or indirect material benefit from the agreements with Advocate and believes that the agreements are in Omnicell's best interest and on terms no less favorable than could be obtained from other third party health systems.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Omnicell stockholders will be "householding" our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate set of Annual Meeting materials, please (1) notify your broker, (2) direct your written request to Investor Relations, Omnicell, Inc., 590 E. Middlefield Road, Mountain View, California 94043 or (3) contact Omnicell's Investor Relations department at (650) 251-6100. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting of Stockholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ DAN S. JOHNSTON
Dan S. Johnston Corporate Secretary

April 17, 2017

        A copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2016 is available without charge upon written request to: Omnicell, Inc., Attn: Corporate Secretary, 590 E. Middlefield Road, Mountain View, California 94043.

NNNNNNNNNNNN . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Pacific Time, on May 22, 2017. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com/omcl • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal No. 1 below, FOR Proposal No. 2 below, ONE YEAR for Proposal No. 3 below and FOR Proposal No. 4 below. + 1. Proposal to elect Class I Directors to hold office until the 2020 Annual Meeting of Stockholders: For Withhold For Withhold 01 - Sara J. White 02 - Joanne B. Bauer For Against Abstain 1 Year 2 Years 3 Years Abstain 2. Say on Pay - An advisory vote to approve named executive officer compensation. 3. Frequency of Say on Pay - An advisory vote on the frequency of solicitation approval of executive compensation. 4. Proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017. Non-Voting Items Change of Address — Please print new address below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name appears on share certificate. When shares are registered jointly, all owners must sign. Corporate owners should sign full corporate name by an authorized person. Executors, administrators, trustees or guardians should indicate their status when signing. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. NNNNNNNC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 1 6 4 8 0 1 02K5OC NNNNNNNNN C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Omnicell, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Randall A. Lipps and Dan S. Johnston, jointly or individually, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote all common shares of stock of Omnicell, Inc. (“the Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 23, 2017, or any adjournments thereof upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all matters that may properly come before the meeting. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES LISTED IN PROPOSAL NO. 1, FOR PROPOSAL NO. 2, ONE YEAR FOR PROPOSAL NO. 3 AND FOR PROPOSAL NO. 4. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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OMNICELL, INC. 590 E. Middlefield Road Mountain View, California 94043 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held On May 23, 2017
Omnicell, Inc. 590 E. Middlefield Road Mountain View, California 94043 PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS MAY 23, 2017 QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH NAMED NOMINEE.
PROPOSAL NO. 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 3 ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION
PROPOSAL NO. 4 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
2016-2017 Long-Term Performance Cash Awards(1)(2)
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2016
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2016
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2016
DIRECTOR COMPENSATION FOR FISCAL 2016
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS